UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Meritor, Inc.
(Name of Registrant as Specified In Its Charter)

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Letter to
Shareholders
Notice of 2019
Annual Meeting
and
Proxy Statement

December 14, 2018

Dear Fellow Shareholder:

You are cordially invited to attend the 2019 annual meeting of shareholders of Meritor, Inc.

The meeting will be held at the Westin Detroit Metropolitan Airport, 2501 World Gateway Place, in Detroit, Michigan, on Thursday, January 24, 2019, at 9:30 a.m. (Eastern Standard Time). At the meeting there will be a current report on the activities of the Company followed by discussion and action on the matters described in the Proxy Statement. Shareholders will have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

If you plan to attend the meeting, please indicate that intention when voting by Internet or telephone or mark the box on your proxy card.

We hope that as many shareholders as can conveniently attend will do so.

Sincerely yours,

Jeffrey A. Craig
Chief Executive Officer and President

MERITOR, INC.
2135 West Maple Road
Troy, Michigan 48084-7186

Notice of 2019 Annual Meeting of Shareholders

To the Shareholders of MERITOR, INC.:

Notice is Hereby Given that the 2019 Annual Meeting of Shareholders of Meritor, Inc. (the “Company”) will be held at the Westin Detroit Metropolitan Airport, 2501 World Gateway Place, in Detroit, Michigan 48242, on Thursday, January 24, 2019, at 9:30 a.m. (Eastern Standard Time) for the following purposes:

1.	to elect three members of the Board of Directors of the Company with terms expiring at the Annual Meeting in 2022;

2.	to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement;

3.	to consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Company;

4.	to consider and vote upon amendments to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors;

5.	to consider and vote upon amendments to the Company’s Amended and Restated Articles of Incorporation to allow shareholders to amend the Company’s Amended and Restated By-Laws; and

6.	to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on November 16, 2018 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

April Miller Boise Corporate Secretary

December 14, 2018

PROXY STATEMENT

The 2019 Annual Meeting of Shareholders of Meritor, Inc., referred to as the Company or Meritor, will be held on January 24, 2019, for the purposes set forth in the accompanying Notice of 2019 Annual Meeting of Shareholders. The Board of Directors of Meritor is soliciting proxies to be used at the Annual Meeting, including any adjournment thereof, and is furnishing this proxy statement in connection with its solicitation.

As permitted by the rules of the Securities and Exchange Commission, referred to as the SEC, Meritor is making this proxy statement, the proxy card and the annual report to shareholders, collectively referred to as proxy materials, available to you electronically via the Internet. On December 14, 2018, we mailed to our shareholders a notice, referred to as the Notice, containing instructions on how to access and review the proxy materials and how to vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request one. If you would like a printed copy of the proxy materials, follow the instructions for requesting them that are included in the Notice.

Shareholders of record may vote in any of three ways: (1) via the Internet; (2) by calling a toll-free telephone number; or (3) if you received your proxy materials by mail, by executing and returning a proxy card. Instructions for Internet voting are included in the Notice, and instructions for telephone and Internet voting are included on the proxy card. If you vote by telephone or Internet, it is not necessary to return a proxy card. If you properly give a proxy (including a written proxy or a proxy via telephone or Internet), your shares will be voted as you specify in the proxy. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke your proxy prior to its exercise by delivering written notice of revocation to the Corporate Secretary of the Company, by giving a valid, later-dated proxy, by voting via telephone or Internet at a later date than the date of the proxy, or by attending the meeting and voting in person.

If your shares are held in “street name” by a bank, broker or other nominee holder on your behalf, you must follow the directions that you receive from your bank, broker or other nominee holder in order to direct the vote or change the vote of your shares. If you wish to vote in person at the meeting, you must obtain a legal proxy from the nominee holding your Meritor shares.

Our policy is to keep proxy cards, ballots and voting tabulations that identify individual shareholders confidential. However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

The Company’s fiscal year ends on the Sunday nearest September 30. For example, fiscal year 2018 ended on September 30, 2018, fiscal year 2017 ended on October 1, 2017 and fiscal year 2016 ended on October 2, 2016. For ease of presentation, September 30 is utilized consistently throughout this proxy statement to represent the fiscal year end.

VOTING SECURITIES

Only shareholders of record at the close of business on November 16, 2018 are entitled to receive notice of, and to vote at, the meeting. On November 16, 2018, we had outstanding 84,876,805 shares of our Common Stock, par value $1 per share, referred to as Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

As of November 16, 2018, T. Rowe Price Trust Company, as directed trustee under the Meritor savings plans for its participating employees, owned the following shares of Common Stock:

	Number of	Percent of Outstanding
Name and Address	Shares	Common Stock
T. Rowe Price Trust Company 4515 Painters Mill Road Owings Mills, MD 21117	2,505,254	2.95%

If you are a participant and hold shares of Common Stock in Meritor’s savings plans, your Internet or telephone vote or your proxy card will also serve as a voting instruction for the trustee with respect to shares held in your account. Shares held on account of participants in these plans will be voted by the trustee in accordance with instructions from the participants (either in writing or by means of telephone or Internet voting procedures). Where no instructions are received, shares will be voted by the trustee in the same manner and proportion as shares for which instructions are received.

In addition, the following entities reported beneficial ownership of more than 5% of the outstanding shares of Common Stock, calculated as of November 16, 2018. Each entity has sole voting and investment power with respect to the shares of Common Stock listed unless otherwise indicated. This information is based on Schedules 13G that were filed with the SEC, unless otherwise known to us.

	Number	Percent of Outstanding
Name and Address	of Shares	Common Stock
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	11,413,606	13.44%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	6,309,905	7.43%
Morgan Stanley (3) 1585 Broadway New York, NY 10036	5,854,793	6.89%
Glenview Capital Management, LLC (4) 767 Fifth Avenue, 44th Floor New York, NY 10153	4,863,111	5.72%
LSV Asset Management (5) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	4,521,931	5.32%
____________________

(1)	The Vanguard Group filed an amendment to its Schedule 13G reporting that it may be deemed beneficial owner of shares as a result of two of its subsidiaries acting as investment manager of collective trust accounts and investment offerings that own shares of Common Stock. The Vanguard Group has sole voting power with respect to 93,722 shares, shared voting power with respect to 13,789 shares, sole investment power with respect to 11,313,016 shares and shared investment power with respect to 100,590 shares.

(2)	BlackRock, Inc. filed an amendment to its Schedule 13G as a parent holding company of fifteen subsidiaries, each of which acquired beneficial ownership of Common Stock that, in the aggregate, exceeds 5% of the total outstanding Common Stock. None of the persons deemed beneficial owners of these shares, individually, exceed the 5% threshold. BlackRock, Inc. has sole voting power with respect to 6,071,243 shares.

(3)	Morgan Stanley filed a Schedule 13G reporting ownership of shares of Common Stock by certain operating units of Morgan Stanley and its subsidiaries and affiliates. Morgan Stanley has shared voting power with respect to 5,850,265 shares and shared investment power with respect to 5,843,591 shares.

(4)	Glenview Capital Management, LLC and Lawrence M. Robbins filed an amendment to their Schedule 13G reporting that they may be deemed beneficial owners of shares of Common Stock held by various investment funds for which Glenview Capital Management, LLC serves as investment manager. Mr. Robbins is the Chief Executive Officer of Glenview Capital Management, LLC. Glenview Capital Management, LLC and Mr. Robbins have shared voting and investment power with respect to 4,863,111 shares.

(5)	LSV Asset Management filed a Schedule 13G reporting ownership of shares of Common Stock by investment funds and/or managed accounts for which it serves as investment advisor. LSV Asset Management has sole voting power with respect to 1,896,245 shares.

PROPOSAL 1 - ELECTION OF DIRECTORS

Meritor’s Restated Articles of Incorporation currently provide that the Board of Directors consists of three classes of directors with overlapping three-year terms, and that the three classes should be as nearly equal in number as possible. One class of directors is elected each year with terms extending to the Annual Meeting of Shareholders held three years later.

The Company’s Board of Directors currently consists of nine members – three directors in Class I, with terms expiring at the 2019 Annual Meeting; three directors in Class II, with terms expiring at the Annual Meeting of Shareholders in 2020; and three directors in Class III, with terms expiring at the Annual Meeting of Shareholders in 2021.

Three current directors are standing for re-election at the 2019 Annual Meeting as Class I directors, for terms expiring at the Annual Meeting of Shareholders in 2022.

Our corporate governance guidelines provide that directors should offer not to stand for re-election if they are age 72 at the time of re-election or will reach age 72 during their new term. The members of the Corporate Governance and Nominating Committee then decide whether continued Board service is appropriate and in the best interests of the Company. Two of the current nominees standing for re-election at the 2019 Annual Meeting, Ivor J. Evans and William R. Newlin, will be over age 72 at the time of re-election. After considering the contributions and qualifications of Messrs. Evans and Newlin, the Corporate Governance and Nominating Committee determined that their continued service for the full term is appropriate.

The directors in Class II and the directors in Class III continue to serve terms expiring at the Annual Meeting of Shareholders in 2020 and 2021, respectively.

Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the nominees specified in Class I – Nominees for Director with Terms Expiring in 2022, under the heading Information as to Nominees for Director and Continuing Directors below. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is likely that either (1) proxies would be voted for the election of the other nominees and a substitute nominee or (2) the Board of Directors would reduce the number of directors serving in Class I.

No director of Meritor was selected pursuant to any arrangement or understanding between him or her and any person other than Meritor. There are no family relationships, as defined in Item 401 of Regulation S-K, referred to as Regulation S-K, of the rules and regulations under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, between any director, executive officer or person nominated to become a director or executive officer of Meritor. No person who has served as a director or executive officer of Meritor at any time since October 1, 2017 has any substantial interest, direct or indirect, in any matter to be acted on at the 2019 Annual Meeting, other than election of directors to office.

INFORMATION AS TO NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

Following are the biographies for our director nominees and our directors who will continue to serve after the 2019 Annual Meeting, including information concerning the particular experience, qualifications, attributes and skills that led the Corporate Governance and Nominating Committee and the Board to conclude that the nominee or director fulfills the Board’s membership criteria (discussed below under Director Qualifications and Nominating Procedures). Except as provided below, during the last five years, no director has held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC. For a discussion of membership guidelines that outline the desired composition of the Board as a whole, see Director Qualifications and Nominating Procedures below.

CLASS I – NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2022

IVOR J. EVANS
Former Executive Chairman of the Board, Chief Executive Officer and President of Meritor

Age 76	Mr. Evans, a director since May 2005, previously served Meritor as Executive Chairman of the Board from April 2015 to April 2016; Chairman of the Board and Chief Executive Officer from August 2013 to March 2015 (also serving as President from August 2013 to June 2014); and Executive Chairman of the Board and Interim Chief Executive Officer and President from May 2013 until July 2013. Prior to joining Meritor’s Board, he served as Vice Chairman of Union Pacific Corporation (rail transportation) from January 2004 until his retirement in March 2005, and served as a member of the Union Pacific board of directors from 1999 to 2005. He had served as President and Chief Operating Officer of Union Pacific Railroad from 1998 until January 2004. From 1989 to 1998, he served in various executive positions at Emerson Electric Company (technology and engineering applications), including Senior Vice President, Industrial Components and Equipment. Prior to that, he was President of Blackstone Corp. (automotive components and systems) from 1985 to 1989 and, prior to that, spent 21 years serving in key operations roles for General Motors Corporation (automotive). He is also a former director of Textron Inc., Cooper Industries, Roadrunner Transportation Systems, Inc. and Spirit AeroSystems and a former operating partner of HCI Equity Partners (formerly named Thayer Capital Partners).

Board Qualifications: Mr. Evans’ qualifications include extensive operational and manufacturing experience from his years as a chief operating officer and senior executive of large public companies, including some in the automotive and transportation markets in which we operate. His leadership roles in these companies have provided him with extensive capital allocation experience, which is instrumental in planning how best to use resources to develop Meritor’s business and maximize profitability. He also has considerable transactional and corporate finance experience from his time as an operating partner of a private equity firm. Mr. Evans’ service as a director of other public companies also provides broad perspective with respect to capital allocation, corporate governance, audit issues, strategy and other matters that confront public companies. He possesses the attributes to satisfy the Board’s basic membership criteria. He also possesses additional experience relevant to Board service, including leadership expertise and knowledge of the transportation and other manufacturing industries and Meritor’s business in particular.

WILLIAM R. NEWLIN
Chairman, Newlin Investment Company, LLC (Equity Investment Firm)

Age 78	Mr. Newlin, a director since July 2003, has been the independent Chairman of the Board since April 2016 and is a member of the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee. He previously served as Lead Director of the Board from January 2015 to April 2016. He has been the Chairman and a director of Newlin Investment Company, LLC and lead investor and leader of early stage university spinout technology companies since April 2007. He served as Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc. (an NYSE listed sporting goods company) from October 2003 until his retirement in March 2007. He served as Chairman and CEO of Buchanan Ingersoll Professional Corporation (now Buchanan Ingersoll & Rooney PC, a law firm) from 1980 to October 2003. He is a director of several private companies primarily specializing in technology or life science solutions, including Liquid X Printed Metals (metallic inks), Sharp Edge Labs (patient-driven drug discovery) and SpIntellx, Inc. (computational pathology). He is a former director of Calgon Carbon Corporation (an NYSE listed purification system company) and a former director and chairman of Kennametal Inc. (an NYSE listed materials science and tooling company).

Board Qualifications: Mr. Newlin’s broad experience in major corporate transactions and in serving as a counselor providing strategic advice to complex organizations qualifies him to sit on our Board. He has led and managed all or a major segment of large businesses such as a major retailer, professional service providers and other public and private companies, and has extensive experience analyzing and providing a balanced approach to capital allocation. His extensive executive leadership and entrepreneurial experience provide Mr. Newlin with the skills that make him an effective director. Mr. Newlin’s prior service as a director (and Chairman) of other public companies also affords our Board the benefit of his broader exposure to capital allocation, corporate governance issues, compensation issues and other matters facing public companies. He possesses the attributes to satisfy the Board’s basic membership criteria. He also possesses additional experience relevant to Board service, including leadership, governance, financing and specialized legal expertise, including transactional experience, experience in other strategic activities and knowledge of the federal securities laws and corporate governance matters.

THOMAS L. PAJONAS
Retired Executive Vice President and Chief Operating Officer, Flowserve Corporation (Manufacturer of Flow Control Products)

Age 63	Mr. Pajonas, a director since September 2013, is Chair of the Corporate Governance and Nominating Committee and a member of the Audit Committee. He served as Executive Vice President and Chief Operating Officer of Flowserve Corp. from February 2014 until he announced his retirement in May 2017 to be effective following a transition period until December 2017. He also served as Senior Vice President and Chief Operating Officer of Flowserve Corp. from January 2012 to January 2014. Prior to that, he served as President of the Flow Control Division from 2004 to 2012, holding the positions of Vice President from 2004 to 2006 and Senior Vice President from 2006 as an officer of Flowserve Corp. Before joining Flowserve Corp., Mr. Pajonas was Managing Director of the U.S. rail products unit of Alstom Transport (supplier of rail products) from 2003 to 2004, and Senior Vice President of the Worldwide Power Boiler Business of Alstom, Inc. (power generation and transmission and rail infrastructure) from 1999 to 2003. Prior to that, he served in various capacities as Senior Vice President and General Manager, International Boiler Operations, and subsequently Senior Vice President and General Manager, Standard Boilers Worldwide, of Asea Brown Boveri (power and automation technologies), including supply chain, power products manufacturing, and strategic operations.

Board Qualifications: Mr. Pajonas has extensive global leadership and operational experience combined with a strong manufacturing and engineering background, which provide useful insight into the operational issues that engineering and manufacturing companies like Meritor face. He possesses the attributes to satisfy the Board’s basic membership criteria. He also possesses additional experience relevant to Board service, including knowledge of the industrial products industry and international background and experience.

The Board of Directors recommends that you vote “FOR” the election of these nominees.

CLASS II – CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2020

RHONDA L. BROOKS
President, R. Brooks Advisor (Business Consultant)

Age 66	Ms. Brooks, a director since July 2000 and a director of Meritor Automotive, Inc. from July 1999 until the merger of Meritor Automotive, Inc. and Arvin Industries, Inc., is a member of the Audit Committee and the Compensation and Management Development Committee. She is currently the President of R. Brooks Advisor, a consultant for start-up firms, specializing in corporate governance and marketing strategy. She served Owens Corning, Inc. (building materials and fiberglass composites) as President of the Exterior Systems Business from June 2000 to July 2002; as President of the Roofing Systems Business from December 1997 to June 2000; as Vice President, Investor Relations from January to December 1997; and as Vice President-Marketing of the Composites Division from 1995 to 1996. She served as Senior Vice President and General Manager of PlyGem Industries, Inc. (building and remodeling products) from 1994 to 1995, and as Vice President – Oral Care and New Product Strategies, and Vice President – Marketing and Sales of Warner Lambert Company (pharmaceuticals and consumer products) from 1990 to 1994. She was with General Electric Company from 1976 to 1990. She is also a former director of Menasha Corporation (plastics and packaging).

Board Qualifications: Ms. Brooks brings to our Board strong communication and leadership skills from an extensive career as an executive at several complex organizations, including General Electric and Owens Corning. Her business experience is diverse and well-rounded, encompassing marketing, finance and running global manufacturing businesses. She has over twenty years of service as a director and committee chair for public, private and start-up companies. This provides her with the skills, solid foundation and valuable business acumen that qualify her to sit on our Board. She possesses the attributes to satisfy the Board’s basic membership criteria. She also possesses additional experience relevant to Board service, including leadership expertise, knowledge of manufacturing industries and enhancement of the diversity of the Board.

JEFFREY A. CRAIG
Chief Executive Officer and President of Meritor

Age 58

Mr. Craig, a director since April 2015, has served as Chief Executive Officer and President of Meritor since April 2015. He previously served Meritor as President and Chief Operating Officer from June 2014 to March 2015; Senior Vice President and President, Commercial Truck and Industrial from February 2013 to May 2014; Senior Vice President and Chief Financial Officer from February 2009 to January 2013; Acting Controller from May 2008 to January 2009; Senior Vice President and Controller from May 2007 to April 2008; and Vice President and Controller from May 2006 to April 2007. Prior to joining Meritor, Mr. Craig served as President and Chief Executive Officer of General Motors Acceptance Corp. (“GMAC”) Commercial Finance (commercial lending service) from 2001 to April 2006. Prior to that, he served as President and Chief Executive Officer of GMAC’s Business Credit division from 1999 to 2001. He joined GMAC as a general auditor in 1997 from Deloitte & Touche, where he served as an audit partner. Mr. Craig became a director of Arcosa, Inc. (manufacturer of infrastructure-related products) in September 2018.

Board Qualifications: Mr. Craig’s qualifications to serve on our Board include his extensive financial and business experience. He has functioned in senior positions with involvement in and oversight of accounting services, financial reporting and controls and treasury operations, as well as leading Meritor’s global operations. This broad business and financial background, as well as his knowledge of Meritor from many perspectives, makes him invaluable as a Board member. He possesses the attributes to satisfy the Board’s basic membership criteria. He also possesses additional experience relevant to Board service, including leadership expertise, knowledge of the transportation industry in general and Meritor’s business in particular, and accounting and finance expertise.

WILLIAM J. LYONS
Retired Chief Financial Officer, CONSOL Energy Inc. (Producer of Coal and Natural Gas) and CNX Gas Corporation (Producer of Natural Gas)

Age 70

Mr. Lyons, a director since May 2013, is Chair of the Audit Committee and a member of the Compensation and Management Development Committee. Mr. Lyons has over 40 years of professional financial experience, primarily at CONSOL Energy Inc., where he served as Chief Financial Officer from December 2000 until his retirement in February 2013. He also served as Chief Financial Officer of CNX Gas Corporation, a public subsidiary of CONSOL Energy Inc., from April 2008 until February 2013. He previously served as a director of Calgon Carbon Corporation (2008-2018), CNX Gas Corporation (2005-2009) and Duquesne University (2005-2014) and was a trustee of the 1974 United Mines Workers of America Pension Trust (January-December 2013). Mr. Lyons holds a Master of Science degree in accounting and is a certified public accountant and a certified management accountant. He currently serves as an adjunct professor at Duquesne University School of Business.

Board Qualifications: Mr. Lyons, through his education and his experience as Chief Financial Officer of a Fortune 500 company, brings to our Board extensive financial acumen and experience. He possesses the attributes to satisfy the Board’s basic membership criteria. He also possesses the additional relevant experience of extensive accounting and finance expertise, including educational credentials, leadership experience in the areas of accounting and finance, knowledge of generally accepted accounting principles and familiarity with the SEC’s disclosure rules and practices.

CLASS III – CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2021

JAN A. BERTSCH
Senior Vice President and Chief Financial Officer, Owens-Illinois, Inc. (Manufacturer of Glass Containers)

Age 61

Ms. Bertsch, a director since September 2016, is a member of the Audit Committee and the Corporate Governance and Nominating Committee. She has served as Senior Vice President and Chief Financial Officer of Owens-Illinois, Inc. since November 2015. From 2012 to November 2015, she served as Executive Vice President, Chief Financial Officer of Sigma-Aldrich Corporation (life science and biotechnology). From 2009 to February 2012, she served in various capacities as Vice President and Treasurer and subsequently Vice President, Controller and Principal Accounting Officer of BorgWarner, Inc. (automotive components). From 2001 to 2009, she served in various capacities for Chrysler Group LLC, ultimately serving as Senior Vice President, Chief Information Officer and Treasurer of Chrysler LLC. Ms. Bertsch has been a director of BWX Technologies (nuclear components) since 2015 (where she is the chair of the audit committee and a member of the compensation committee) and its predecessor Babcock & Wilcox from 2013 to 2015 (where she served as a member of the audit and compensation committees) and also served as chair of the Board of Visitors for the Wayne State University School of Medicine from 2003 to September 2016.

Board Qualifications: Ms. Bertsch has extensive financial acumen and expertise through her experience as Chief Financial Officer of a Fortune 500 company. She possesses the attributes to satisfy the Board’s basic membership criteria. She also possesses additional experience relevant to Board service, including leadership experience and expertise in the areas of manufacturing, accounting and finance, knowledge of generally accepted accounting principles and familiarity with the SEC’s disclosure rules and practices. Additionally, she contributes to the diversity of the Board.

RODGER L. BOEHM
Retired Senior Partner, McKinsey & Company, Inc. (Management Consultant)

Age 59

Mr. Boehm, a director as of December 2017, is a member of the Audit Committee. Until his retirement in September 2017, Mr. Boehm was a senior partner at McKinsey & Company, Inc. where he spent 31 years in a variety of roles with increasing responsibility. Mr. Boehm holds a Bachelor of Science degree in materials engineering from Purdue University and a Master of Business Administration degree from Harvard University.

Board Qualifications: Mr. Boehm has extensive experience leading consulting engagements on long-term growth strategies and performance improvement combined with a strong engineering background, which provide useful insight into the strategic issues that global manufacturing companies like Meritor face. He possesses the attributes to satisfy the Board’s basic membership criteria. He also possesses additional experience relevant to Board service, including knowledge of the industrial products industry.

LLOYD G. TROTTER
Managing Partner, GenNx360 Capital Partners (Private Equity Firm)

Age 73

Mr. Trotter, a director since January 2015, is Chair of the Compensation and Management Development Committee and a member of the Corporate Governance and Nominating Committee. He is a founder of GenNx360 Capital Partners, where he has been Managing Partner since February 2008. He served General Electric as Vice Chairman, and as President and Chief Executive Officer of GE Industrial, from 2006 until his retirement in February 2008. He previously held various leadership positions with General Electric, including Executive Vice President, Operations, from 2005 to 2006; President and Chief Executive Officer, GE Consumer and Industrial Systems, from 1998 to 2005; and President and Chief Executive Officer, Electrical Distribution and Control, from 1992 to 1998. Prior to that he held various positions in General Electric businesses from 1970, when he began his career with the company. Mr. Trotter is a director of Textron Inc. and chairs its compensation committee. He is a former director of Daimler AG and PepsiCo, Inc.

Board Qualifications: Mr. Trotter has extensive knowledge and experience, through his leadership roles at General Electric, in a variety of fields that are important to Meritor’s business, including business operations, finance, manufacturing, information technology, supply chain management and international business opportunities. He has experience with acquisitions and divestitures including from his current leadership of a private equity firm. He also has extensive corporate governance and executive compensation experience from serving on boards and committees of public companies, which further enhances his contributions and value to the Board and Meritor. He possesses the attributes to satisfy the Board’s basic membership criteria. He also possesses additional experience relevant to Board service, including leadership expertise, international experience and knowledge of the industrial products industry. Additionally, he contributes to the diversity of the Board.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors manages or directs the strategic direction and management of the business of Meritor. In fiscal year 2018, the Board of Directors held five regularly scheduled meetings and three special telephonic meetings. Each current director attended at least 75% of the aggregate number of meetings of the Board (held during the period for which he or she was a director) and the standing and special committees on which he or she served in fiscal year 2018 (during the periods that he or she served). Meritor encourages each director to attend the Annual Meeting of Shareholders. All of the then-serving directors attended the 2018 Annual Meeting.

The Board of Directors has established independence standards for directors, which are set forth in the Company’s Guidelines on Corporate Governance and are identical to the standards prescribed in the corporate governance rules of the New York Stock Exchange. The Board determined that Mses. Bertsch and Brooks, and Messrs. Boehm, Lyons, Newlin, Pajonas and Trotter have no material relationship with Meritor, either directly or as a partner, shareholder or officer of an organization that has a relationship with Meritor, and are therefore independent within the meaning of the Guidelines on Corporate Governance and the New York Stock Exchange listing standards. There were no transactions, relationships or arrangements involving the Company and any director or nominee for director in fiscal year 2018 that were considered by the Board in determining the independence of these directors under the Guidelines on Corporate Governance or the New York Stock Exchange listing standards.

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of the Company’s management, the Board provides overall risk oversight with a focus on the most significant risks facing the Company. Throughout the year, in conjunction with its regular business presentations to the Board and its committees, management highlights any significant related risks and provides updates on other relevant matters, including issues in the industries in which the Company operates, issues that may impact the Company, operations reviews, the Company’s short- and long-term strategies and treasury-related updates. The Board has delegated responsibility for the oversight of certain risks to the Audit Committee, which oversees the Company’s policies with respect to risk assessment and risk management, including financial and accounting risk exposures and management’s initiatives to monitor and control such exposures. In that role, the Audit Committee discusses with the Company’s management the Company’s major risk exposures and how these risks are managed, monitored and mitigated. The Audit Committee receives regular reports on the work of the Company’s Business Standards Compliance Committee from the Company’s General Auditor. In addition to receiving regular internal audit reports and updates on Sarbanes-Oxley Act compliance, the Audit Committee regularly meets in private session with our General Auditor and, separately, with our external auditors, which provides the opportunity for confidential discussion. The Audit Committee also receives reports on any fraud investigations that may arise. In addition, on an annual basis, management conducts an Enterprise Risk Assessment and provides a summary report to the Audit Committee. This assessment is reviewed by management and utilized with the Audit Committee throughout the year as circumstances change. Within the Company, risk responsibilities are managed by those with the relevant functional expertise and shared among the Company’s senior management.

Risk Assessment in Compensation Programs

Our compensation consultant, Pay Governance LLC, has been engaged to assess Meritor’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Meritor. Representatives from Internal Audit, Human Resources and Legal, with the concurrence of the Compensation and Management Development Committee, developed and carried out a process for evaluation of compensation risks. The process assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The focus was on the programs with variability of payout, in which the participant can directly affect payout, and on the controls that exist on such participant action and payout. To the extent that risks were identified, controls or mitigation of such risks and their effectiveness were discussed. The representatives also took into account Meritor’s balance between short- and long-term incentives, the alignment of performance metrics with shareholder interests, the existence of share ownership guidelines and other considerations relevant to assessing risks. Based upon the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Board of Directors currently consists of nine members, seven of whom are independent. Since April 2016, our By-Laws and Guidelines on Corporate Governance have required the separation of the offices of Chairman and Chief Executive Officer. The Board believes this governance structure and the preponderance of outside directors represents a commitment to the independence of the Board and a focus on matters of importance to Meritor’s shareholders. The Board believes the structure also allows the Board to work effectively and properly oversee risk.

Committees

The Board currently has three standing committees (Audit; Compensation and Management Development; and Corporate Governance and Nominating), the principal functions of which are briefly described below. The charters of these committees are posted on our website, www.meritor.com, in the section headed “Investors – Corporate Governance.” The Board also establishes special committees from time to time for specific limited purposes or durations.

Audit Committee

Meritor has a separately designated standing audit committee established in compliance with applicable provisions of the Exchange Act and New York Stock Exchange listing standards. The Audit Committee is currently composed of five non-employee directors: William J. Lyons (chair), Jan A. Bertsch, Rodger L. Boehm, Rhonda L. Brooks and Thomas L. Pajonas. Each of these directors meets the criteria for independence specified in the listing standards of the New York Stock Exchange. The Board of Directors has determined that Ms. Bertsch and Mr. Lyons qualify as “audit committee financial experts” (as defined by the SEC). The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed annually for compliance with the New York Stock Exchange listing standards. The Audit Committee held five regularly scheduled meetings and one special meeting in fiscal year 2018.

The Audit Committee is charged with monitoring the integrity of the Company’s financial statements, accounting and financial reporting processes and financial statement audits; compliance with legal and regulatory requirements; the independence and qualifications of the Company’s independent public accountants; the performance of the Company’s internal audit function and independent public accountants; and the Company’s systems of disclosure controls and procedures, internal controls over financial reporting and compliance with the Company’s ethical standards.

To carry out its responsibilities, the Audit Committee has authority under its charter and engages in the following activities:

Document and Information Review

●	review its charter annually and submit changes to the Corporate Governance and Nominating Committee and the Board for approval;
●	review the Company’s annual and quarterly financial statements, before their release, with the independent public accountants and senior management;

●	review the Company’s annual and quarterly earnings releases, including the use of pro forma or adjusted information that does not conform with generally accepted accounting principles;

●	review financial information and earnings guidance before they are provided by the Company to analysts and rating agencies;

Independent Public Accountants

●	select and employ (subject to approval of the shareholders), and terminate and replace where appropriate, the independent public accountants for the Company, and approve and cause the Company to pay all audit engagement fees;

●	review the performance and independence of the independent public accountants and remove them if circumstances warrant;

●	review and approve in advance the scope and extent of any non-audit services performed by the independent public accountants and the fees charged for these services, and receive and evaluate at least annually a report by the independent public accountants as to their independence, including consideration of whether provision of non-audit services is compatible with their independence;

●	review annually the experience and qualifications of the independent accountant’s lead partner and determine that all applicable partner rotation requirements are satisfied;

●	discuss with the independent public accountants the matters to be discussed under the standards of the Public Company Accounting Oversight Board;

●	review any significant issues related to the audit activities of the independent public accountants and oversee the resolution of any disagreements between them and management;

●	review with the independent public accountants critical accounting policies and practices; new accounting pronouncements; significant financial reporting issues and judgments, including alternative treatments of financial information, significant changes in application of accounting principles and treatment of complex or unusual transactions; significant internal control matters, including recommendations as to the adequacy of the Company’s system of internal controls; and material written communications between the independent public accountants and management;

●	review at least annually a report from the independent public accountants describing the firm’s internal quality control procedures, including material issues raised on review of such procedures and any investigations by governmental or professional authorities;

●	assess the objectivity and skepticism demonstrated by the independent public accountants in the performance of their work;

●	establish the Company’s policies with respect to hiring former employees of the independent public accountants;

Financial Reporting, Accounting Policies and Internal Control Structure

●	review the integrity of the Company’s financial reporting processes in consultation with the independent public accountants and the internal audit function;

●	understand the scope of the audit plan, including the independent public accountants’ review of internal control over financial reporting and procedures used in audits and reviews of the Company’s financial statements;

●	review any disclosure made in connection with annual and quarterly certifications by the chief executive officer and chief financial officer in filed documents with respect to internal controls over financial reporting, disclosure controls and procedures, and instances of fraud;

●	review issues regarding accounting principles and financial statement presentation;

●	review analyses prepared by management and the independent public accountants regarding significant financial reporting issues and judgments in connection with preparation of financial statements;

●	review the effect of regulatory and accounting initiatives and off-balance sheet structures on the financial statements;

●	review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K;

●	establish procedures for the receipt, retention and handling of complaints regarding accounting, internal controls or auditing matters, including procedures for the confidential and anonymous submission by employees;

●	recommend to the Board whether the Company’s annual financial statements be included in its annual report on Form 10-K;

●	prepare the report to be included in the Company’s annual proxy statement;

Internal Audit

●	review and approve the internal audit charter, the scope of the annual internal audit plan and the results of internal audits, including management’s response to audit reports;

●	review comments the internal auditor has on significant issues related to, and any restrictions on, internal audit activities;

●	review with the internal auditor significant internal control matters, including incidents of fraud;

●	review the composition and qualifications of the internal audit staff;

●	review and concur with management as to the appointment, reassignment, replacement, dismissal, and compensation of the internal auditor charged with auditing and evaluating the Company’s system of internal controls;

●	review the results of any quality assurance reviews;

Legal and Ethical Compliance and Risk Management

●	oversee and update the Company’s standards of business conduct policies, and monitor compliance by employees with these policies;

●	review with the Company’s chief legal officer significant contingencies that could impact the financial statements and legal compliance matters;

●	monitor policies with respect to risk assessment and risk management, including financial and accounting risk and cybersecurity risk, and initiatives to control risk exposures;

●	review any findings by regulatory agencies with respect to the Company’s activities and management’s response;

General

●	review and consult with management concerning the composition and capability of the finance staff;

●	investigate matters brought to its attention within the scope of its duties;

●	engage outside consultants, independent counsel or other advisors;

●	review its performance annually; and

●	perform any other activities consistent with the charter, applicable law and the Company’s governing instruments.

As part of each regularly scheduled meeting, the Audit Committee meets in separate executive sessions with the independent public accountants, the internal auditors and senior management, and as a committee without members of management present.

Compensation and Management Development Committee

The four current members of the Compensation and Management Development Committee, referred to as the Compensation Committee, are Lloyd G. Trotter (chair), Rhonda L. Brooks, William J. Lyons and William R. Newlin. Each of these directors is a non-employee director who meets the criteria for independence specified in the listing standards of the New York Stock Exchange (including those criteria specifically applicable to members of compensation committees), the criteria for qualifying as an outside director under the Internal Revenue Code of 1986, as amended, referred to as the IRC, and the criteria for qualifying as a non-employee director specified under the Exchange Act. These directors are not eligible to participate in any of the plans or programs that are administered by the Compensation Committee. The Compensation Committee held four regularly scheduled meetings and one special meeting in fiscal year 2018. Under the terms of its charter, the Compensation Committee has authority and engages in the following activities:

●	review and approve the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate his performance against these goals and objectives, and set his compensation accordingly;

●	establish salaries of all of the Company’s other officers and review the salary plan for other Company executives;

●	evaluate the performance of the Company’s senior executives and plans for management succession and development;

●	review the design and competitiveness of the Company’s compensation plans and medical benefit plans, and make recommendations to the Board of Directors;

●	administer the Company’s incentive, deferred compensation, stock options and long-term incentives plans (except with respect to any equity grants to directors, which are administered by the Corporate Governance and Nominating Committee);

●	review material amendments to the design and competitiveness of the Company’s medical benefit plans;

●	review all material amendments to the Company’s pension plans and make recommendations to the Board concerning these amendments;

●	hire outside consultants, independent counsel and other advisors and approve the terms of their engagement, after considering the advisors’ independence from management; and

●	review its performance annually.

See Executive Compensation - Compensation Discussion and Analysis below for further information on the scope of authority of the Compensation Committee and the role of management and compensation consultants in determining or recommending the amount or form of executive compensation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is currently composed of four non-employee directors, Thomas L. Pajonas (chair), Jan A. Bertsch, William R. Newlin and Lloyd G. Trotter, all of whom meet the criteria for independence specified in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee held four regularly scheduled meetings and no special meetings in fiscal year 2018. Under the terms of its charter, the Corporate Governance and Nominating Committee has authority and engages in the following activities:

●	screen and recommend to the Board qualified candidates for election as directors of the Company and for service as the Chairman;

●	periodically prepare and submit its selection criteria for director nominees to the Board for adoption;

●	oversee, with the assistance of management, a process for new Board member orientation;

●	annually assess the performance of the Board and each committee;

●	consider matters of corporate governance and Board practices and recommend improvements to the Board;

●	review periodically the Company’s articles and by-laws in light of statutory changes and current best practices;

●	review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

●	review periodically non-employee directors’ compensation and make recommendations to the Board;

●	review director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a director when appropriate;

●	engage search firms and other consultants and independent counsel; and

●	review its performance annually.

See Director Qualifications and Nominating Procedures below for further information on the nominating process.

In discharging its duties with respect to review of director compensation, the Corporate Governance and Nominating Committee from time to time retains a compensation consultant to provide information on current trends, develop market data and provide objective recommendations as to the amount and form of director compensation. In fiscal year 2018, the compensation consultant was Pay Governance LLC. Management has no role in determining or recommending the amount or form of director compensation.

DIRECTOR QUALIFICATIONS AND NOMINATING PROCEDURES

As described above, Meritor has a standing nominating committee, the Corporate Governance and Nominating Committee, currently composed of four non-employee directors who meet the criteria for independence in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee’s charter is posted on our website, www.meritor.com, in the section headed “Investors – Corporate Governance.”

The Board has adopted guidelines that outline the desired composition of the Board as a whole and the criteria to be used in selecting director nominees. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds, who have significant senior managerial experience in complex organizations and who represent the balanced interests of shareholders as a whole rather than those of special interest groups.

The basic selection criteria include: highest character and integrity; experience with and understanding of strategy and policy-setting; reputation for working constructively with others; sufficient time to devote to Board matters; no conflict of interest that would interfere with performance as a director; and financial acumen. Other important factors include: knowledge of the transportation and industrial products industry or another manufacturing industry; specialized expertise in a field with which the Board may be expected to interface; experience doing business abroad; and enhancement of the diversity of the Board (which the Board considers in terms of all aspects of diversity, such as diversity of experience, background and strengths, as well as diversity of gender and race). The guidelines also set forth examples, for illustrative purposes only, of candidates whose backgrounds would generally be considered to make them positive additions to the Board.

In considering candidates for the Board, the Corporate Governance and Nominating Committee is guided by the criteria set forth above. The entirety of each candidate’s credentials is considered, and there are no specific minimum qualifications that must be met by a director nominee. The individual biographies of each of our current directors and nominees set forth above outline each individual’s specific experiences, attributes and skills that qualify that person to serve on our Board.

The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In fiscal year 2018, the Corporate Governance and Nominating Committee paid Heidrick & Struggles $120,000 in fees and $25,371 in reimbursed expenses in connection with identifying Board candidates for consideration.

Shareholders may recommend candidates for consideration by the Corporate Governance and Nominating Committee by writing to the Corporate Secretary of the Company at its headquarters in Troy, Michigan, giving the candidate’s name, biographical data and qualifications. A written statement from the candidate, consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation. The Corporate Governance and Nominating Committee evaluates the qualifications of candidates properly submitted by shareholders using the same criteria and in the same manner as potential nominees identified by the Company. No candidates for Board membership have been put forward for election at the 2019 Annual Meeting by shareholders or groups of shareholders holding 5% or more of the outstanding shares of Common Stock who have held such shares for over a year.

DIRECTOR COMPENSATION IN FISCAL YEAR 2018

The following table reflects compensation for the fiscal year ended September 30, 2018 awarded to, earned by or paid to each non-employee director who served during the fiscal year.

	Fees Earned
	or Paid in	Stock
Name	Cash ($)(1)	Awards ($)(2)(3)	Total ($)
Jan A. Bertsch	—	234,948	234,948
Rodger L. Boehm	96,017	130,179	226,196
Rhonda L. Brooks	115,000	119,991	234,991
Ivor J. Evans	105,000	119,991	224,991
William J. Lyons	32,500	217,447	249,947
William R. Newlin	255,000	119,991	374,991
Thomas L. Pajonas	125,000	119,991	244,991
Lloyd G. Trotter	—	239,949	239,949
____________________

(1)

This column includes retainer fees, committee chairman fees and, for Mr. Newlin, the Chairman of the Board fee earned in fiscal year 2018. This column does not include cash amounts paid in 2018 if such amounts were earned and reported in prior years, but deferred for future payment pursuant to the Deferred Compensation Policy for Non-Employee Directors.

(2)

This column includes the grant date fair value, computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of the following separate grants of restricted shares of Common Stock (“restricted shares”). Information on the assumptions used in valuation of the grants is included in Note 20 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (the “Form 10-K”). These amounts may not reflect the actual value realized upon settlement or vesting.

	10/1/2017	12/1/2017	1/1/2018	2/2/2018	4/1/2018	7/1/2018
Name	Grants	Grants	Grants	Grants	Grants	Grants
Jan A. Bertsch	$28,741	—	$28,738	$119,991	$28,742	$28,736
Rodger L. Boehm	—	$10,188	—	119,991	—	—
Rhonda L. Brooks	—	—	—	119,991	—	—
Ivor J. Evans	—	—	—	119,991	—	—
William J. Lyons	—	—	32,492	119,991	32,484	32,480
William R. Newlin	—	—	—	119,991	—	—
Thomas L. Pajonas	—	—	—	119,991	—	—
Lloyd G. Trotter	29,989	—	29,981	119,991	29,997	29,991

(3)

In connection with their service on the Board, the current non-employee directors held the following restricted shares of Common Stock granted under the 2010 Long-Term Incentive Plan, as amended and restated (the “2010 LTIP”), and other former plans of the Company at fiscal year-end 2018. There were no stock options outstanding at fiscal year-end 2018.

Restricted
Name	Shares
Jan A. Bertsch	24,274
Rodger L. Boehm	4,663
Rhonda L. Brooks	26,838
Ivor J. Evans	20,348
William J. Lyons	31,382
William R. Newlin	32,049
Thomas L. Pajonas	26,838
Lloyd G. Trotter	37,846

Narrative Description of Director Compensation

Only non-employee directors receive compensation for Board service. Directors who are also employees of Meritor or a subsidiary do not receive compensation for serving as a director. The Company also reimburses its directors for their travel and related expenses in connection with attending Board, committee and shareholders’ meetings.

The following types of compensation were earned by or paid to non-employee directors in fiscal year 2018:

Retainer Fees. Non-employee directors of Meritor received an annual cash retainer of $105,000 for Board service. Members of the Audit Committee also received an additional annual cash retainer of $10,000. The chairs of the standing Board committees received additional annual cash retainers in the following amounts: Audit Committee and Compensation Committee - $15,000; and Corporate Governance and Nominating Committee - $10,000. In addition, the Chairman received an additional annual cash retainer in the amount of $150,000.

Equity-Based Awards. As part of our director compensation, each non-employee director is entitled to receive, on or about the date of the Annual Meeting of Shareholders, an equity grant with a value of approximately $120,000, in the form of restricted shares or restricted share units, at the director’s election. The restricted shares and restricted share units are granted under the 2010 LTIP and generally vest upon the earlier of (1) three years from the date of grant or (2) the date the director resigns or ceases to be a director by reason of the antitrust laws, compliance with the Company’s conflict of interest policies, or other circumstances the Board determines not to be adverse to the best interests of the Company, if the Board deems such restricted shares or restricted share units to be earned. Upon vesting, the holder of restricted share units is entitled to receive one share of Common Stock for each restricted share unit or its cash equivalent, and non-employee directors generally are entitled to receive a cash payment for dividend equivalents, if any dividends are paid, plus interest accrued during the vesting period. The equity grants to directors in 2018 were made on February 2, 2018 in the amount of 4,252 restricted shares or restricted share units per person, at the director’s election.

Deferrals. A director may elect to defer payment of all or part of the cash retainer and committee fees to a later date, with interest on deferred amounts accruing quarterly at a rate equal to 120% of the Federal long-term rate set each month by the Secretary of the Treasury. Each director also has the option each year (provided sufficient shares are available under a plan covering director equity grants to accommodate this deferral option at the time of the director’s election) to defer all or any portion of the cash retainer and meeting fees by electing to receive restricted shares or restricted share units that could be forfeited if certain conditions are not satisfied. The restricted shares or restricted share units in lieu of the cash retainer and committee fees are valued at the closing price of the Common Stock on the New York Stock Exchange – Composite Transactions reporting system, referred to as the NYSE Closing Price, on the date the fee payment would otherwise be made in cash. In fiscal year 2018, one director deferred cash payments to a later date and three directors elected to receive restricted shares in lieu of cash payments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of fiscal year 2018, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any director, officer or greater-than-5% beneficial owner of Common Stock, or any member of their immediate family, had or will have a direct or indirect material interest.

Various means are employed to solicit information about relationships or transactions involving officers and directors that could raise questions of conflict of interest. Annual questionnaires solicit information from directors and officers regarding transactions and relationships that could trigger SEC rules on disclosure of related-person transactions, as well as relationships and transactions that could impair a director’s independence under the listing standards of the New York Stock Exchange. Directors and officers have a continuing duty to update this information should any changes occur during the fiscal year. In addition, all salaried employees, including officers, and directors have a duty to report any known conflicts of interest that would violate the Company’s code of ethics (including policies regarding standards of business conduct and conflicts of interest; see Code of Ethics below). A toll-free ethics helpline is available for that purpose. Salaried employees, including officers, are also required to complete an annual certification that they are unaware of, or have reported, any such conflict of interest.

Although we have no written policy regarding review, approval or ratification of related-person transactions, the Audit Committee under its charter has the authority to review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K. The Business Standards Compliance Committee (which is made up of management personnel) and the Audit Committee have responsibility for review of compliance by officers and other employees (including their immediate family members) with the code of ethics, including conflict of interest provisions, and the Corporate Governance and Nominating Committee has similar responsibility with respect to compliance by directors and director nominees (including their immediate family members). If a transaction or relationship involving an officer or director were to be reported through the toll-free ethics helpline, annual compliance certifications, questionnaires or otherwise, the Audit Committee, with the assistance of the Business Standards Compliance Committee, would investigate and consider all relevant facts and circumstances, including the nature, amount and terms of the transaction; the nature and amount of the related person’s interest in the transaction; the importance of the transaction to the related person and to the Company; whether the transaction would impair the judgment of a director or officer to act in the Company’s best interest; and any other facts involving the transaction that the Audit Committee deems significant, and would then take appropriate action. Transactions will not be approved under the code of ethics if they are not in the Company’s best interests. Any committee member who is a related person in connection with a transaction would not participate in consideration of that transaction.

CORPORATE GOVERNANCE AT MERITOR

Meritor is committed to good corporate governance. The foundation of our corporate governance principles and practices is the independent nature of our Board of Directors and its primary responsibility to Meritor’s shareholders. Our Corporate Governance Guidelines are reviewed periodically by the Corporate Governance and Nominating Committee, and changes are recommended to the Board for approval as appropriate. We will continue to monitor developments and review our Corporate Governance Guidelines periodically, and will modify or supplement them when and as appropriate. Our current Corporate Governance Guidelines are posted on our website, www.meritor.com, in the section headed “Investors – Corporate Governance.” Our Corporate Governance Guidelines and practices are summarized below.

Board Independence

●

Independent directors must comprise at least a majority of the Board and, as a matter of policy, a substantial majority of the Board should be independent directors. The Board has adopted criteria for independence based on the definition used in the listing standards of the New York Stock Exchange;

●	The Board reviews the independence of each director annually;

●	Only independent directors serve on the Board’s standing committees;

Board Composition

●

The Board should consist of a sufficient number of directors to represent various viewpoints and areas of expertise, but not be so large as to impair its ability to function efficiently. In general, the Board consists of nine to 13 members, but may be smaller or larger to address special circumstances;

●

Board Membership Criteria have been adopted by the Board and are reviewed for appropriateness at least every three years. Board nominees are screened and recommended by the Corporate Governance and Nominating Committee and approved by the full Board (see Director Qualifications and Nominating Procedures above for information on Board selection criteria);

●	Committee membership is reviewed periodically to assure that each committee has the benefit of both experience and fresh perspectives;

●

Committee chair rotation is considered at least once every four years. A director usually serves on a committee at least 12 months before becoming its chair, and a former chair normally serves on a committee for at least 12 months after retiring as chair. Exceptions are made in appropriate circumstances. The Board may deviate from this policy where it determines that such deviation is in the best interest of the Board and of a particular committee;

●

Our directors generally should not serve on the boards of more than three other public companies, unless the Board has determined that such service does not impair the ability of the director to serve effectively on the Board;

●

The Chief Executive Officer of the Company should not ordinarily serve on the boards of any other public companies during the first two years of tenure as Chief Executive Officer and thereafter should not ordinarily serve on more than one other public company board, unless the Board of Directors, in each case, determines that such simultaneous service would not impair the ability of the Chief Executive Officer to serve the Company and the Board effectively and no director should join the board of another public company unless the Corporate Governance and Nominating Committee and the Board determine that such service would not conflict with service on the Board or a Company policy;

●	The Corporate Governance Guidelines establish the following expectations regarding director tenure:

○

Non-employee directors should offer not to stand for re-election if they are age 72 at the time of re-election or will reach age 72 during their new term. The Corporate Governance and Nominating Committee decides whether continued Board service is appropriate and, if so, the length of the next term;

○

Directors whose job responsibilities change significantly during their Board service, or who retire from the position they held when elected to the Board, are required to offer to resign upon such occurrence. The Corporate Governance and Nominating Committee reviews the appropriateness of continued Board membership;

○

When the Chief Executive Officer retires or resigns from that position, he or she is expected to offer his or her resignation from the Board. The Board and the successor Chief Executive Officer determine whether continued Board service is desirable and appropriate;

○

Under the Company’s majority vote policy, any nominee for director who receives a greater number of “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation after the certification of the election results. The Corporate Governance and Nominating Committee considers the resignation and recommends to the Board what action should be taken. The Board is required to take action and publicly disclose the decision and its underlying rationale within 90 days of certification of the election results;

Key Responsibilities of the Board

●	The Company’s long-term strategic goals and plans are discussed in depth by the Board at least annually;

●

The non-employee directors select the Chief Executive Officer of the Company and meet at least annually to evaluate the Chief Executive Officer’s performance against long-term goals and objectives established by the Compensation Committee. This evaluation is used in the Compensation Committee’s consideration of the Chief Executive Officer’s compensation;

●	Management development and succession plans are reviewed annually, including Chief Executive Officer succession plans;

Board and Committee Meetings

●	The Board has appointed a Chairman who chairs executive sessions, serves as liaison with the Chief Executive Officer and participates in development of meeting agendas;

●

Board and committee meeting agendas are developed through discussions with management and the Chairman and/or committee chair, and are focused on business performance and strategic issues, leadership, and recent developments;

●	Agendas are distributed in advance so directors are aware of matters to be discussed and can recommend additional items;

●

Presentation materials are generally made available to Board and committee members for review in advance of each meeting. If the subject matter is too sensitive for advance distribution of materials, directors are advised in advance of the subject matter and issues to be considered and are given ample time to deliberate on proposed actions;

●	Directors are expected to attend, prepare for and participate in meetings. The Corporate Governance and Nominating Committee monitors each director’s attendance and addresses any issues that arise;

●

Non-employee directors meet in private executive sessions during each regular Board meeting. The Chairman chairs these meetings and communicates the results of the sessions to the Chief Executive Officer and the other Board members;

●	Minutes of each committee meeting are provided to each Board member, and the chair of each committee reports at Board meetings on significant committee matters;

●

Information and data important to understanding the Company’s business, including financial and operating information and factors affecting the Company’s strategic plans and outlook, are distributed regularly to the Board;

Board Performance and Committee Operations

●

The Corporate Governance and Nominating Committee, which is composed solely of independent directors, is responsible for corporate governance and Board practices, and formally evaluates these areas periodically;

●	Each Board committee has a detailed charter outlining its responsibilities, as described above under the heading Board of Directors and Committees – Committees;

●

The Board and its committees have the authority to hire such outside counsel, advisors and consultants as they choose with respect to any issue related to Board activities. Directors also have full access to Company officers and employees and the Company’s outside counsel and auditors;

●

To enhance Board effectiveness, the Corporate Governance and Nominating Committee reviews and assesses annual self-evaluations of the Board’s and each committee’s performance. In addition, informal reviews of individual performance are conducted periodically. Results are shared with the Board, and action plans are formulated to address any areas for improvement;

Director Education

●

Each new director is provided a program of orientation to the Company’s business, which includes discussions with key members of management and background materials on the Company’s governance framework, financial results and business;

●	The continuing education process for Board members includes review of extensive informational materials and meetings with key management personnel;

●	Meeting agendas regularly include discussions of business environment, outlook, performance and action plans for the various business segments;

●

Board members may request presentations on particular topics and specific facility visits to educate themselves and update their knowledge as to the Company, its industry and markets, the responsibilities of directorship and other topics of interest;

●	Each director is encouraged to attend educational seminars and conferences to enhance his or her knowledge of the role and responsibilities of directors;

●	In each fiscal year, at least one director is required to attend a director education seminar. In fiscal year 2018, three directors each attended one or more of such seminars;

Alignment with Shareholder Interests

●	A portion of director compensation is equity-based and therefore tied to the Company’s stock performance. Directors can also elect to receive their cash retainer fees in the form of restricted shares or restricted share units;

●	The Compensation Committee and the Board oversee executive compensation programs to help ensure that they are linked to performance and increasing shareholder value. The Compensation Committee also monitors compliance by Company executives with stock ownership guidelines (see Executive Compensation – Compensation Discussion and Analysis below);

●	Senior management meets regularly with major institutional investors and shareholders and reports to the Board on analysts’ and shareholders’ views of the Company; and
●	The Board has adopted stock ownership guidelines for non-employee directors to further the direct alignment of directors’ and shareholders’ economic interests. In 2012, the Board modified these guidelines from a set number of shares to a multiple of the non-employee director’s cash retainer. Each non-employee director is required to own shares of Common Stock, restricted shares or restricted share units with a market value equal to at least five times the annual cash retainer, effective the later of (1) five years from the date of his or her initial election to the Board and (2) five years from the date of original adoption of these guidelines in the Corporate Governance Guidelines (September 13, 2012). As of the end of fiscal year 2018, all of the non-employee directors were in compliance with the ownership guidelines, taking into account permitted transition periods for newer directors.

CODE OF ETHICS

All Meritor employees, including our Chief Executive Officer, Chief Financial Officer and other executive officers and our Controller, are required to comply with our corporate policies regarding standards of business conduct and conflicts of interest. The purpose of these corporate policies is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. The Audit Committee has oversight responsibility with respect to compliance by employees. The Board of Directors is also required to comply with these policies, and the Corporate Governance and Nominating Committee is responsible for monitoring compliance by directors.

Employees are obligated to report any conduct that they believe in good faith to violate these policies. Employees may submit concerns or complaints regarding ethical issues on a confidential basis to our ethics helpline, by means of a toll-free telephone call or e-mail. The Office of the Chief Legal Officer investigates all concerns and complaints. Employees may also contact the Board of Directors or the Audit Committee directly on these issues (see Communications with the Board of Directors below).

Meritor’s ethics manual, including the text of the policies on standards of business conduct and conflicts of interest, is posted in the section headed “Investors – Corporate Governance” on our website, www.meritor.com. We will post on our website any amendment to, or waiver from, a provision of our policies that applies to our Chief Executive Officer, Chief Financial Officer or Controller, and that relates to any of the following elements of these policies: honest and ethical conduct; disclosure in reports or documents filed by the Company with the SEC and in other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the policies.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

The following table shows the beneficial ownership, reported to us as of October 31, 2018, of Common Stock of (1) each director; (2) each executive officer listed in the table under Executive Compensation – Fiscal Year 2018 Summary Compensation Table below; and (3) such persons and other executive officers as a group. See Voting Securities above for information on beneficial holders of more than 5% of outstanding Common Stock.

Beneficial Ownership as of October 31, 2018

Percent of Outstanding
Name	Number of Shares(1)	Common Stock(2)
Jan A. Bertsch	25,767(3)	*
Rodger L. Boehm	4,663(3)	*
Rhonda L. Brooks	120,959(3)(4)	*
Ivor J. Evans	413,941(3)	*
William J. Lyons	77,684(3)	*
William R. Newlin	262,275(3)(5)	*
Thomas L. Pajonas	47,862(3)	*
Lloyd G. Trotter	45,969(3)	*
Jeffrey A. Craig	873,674(6)	1.0%
Kevin A. Nowlan	172,850(6)	*
Chris Villavarayan	68,799(6)(7)	*
Joseph A. Plomin	159,434(6)	*
April Miller Boise	—	*
All of the above and other executive officers as a group (14) persons	2,384,156(3)(4)(5)(6)(7)	2.8%
____________________

*	Less than one percent.

(1)	Each person has sole voting and investment power with respect to the shares of Common Stock listed unless otherwise indicated.

(2)

For purposes of computing the percentage of outstanding shares beneficially owned by each person, the number of shares of Common Stock owned by that person and the number of shares of Common Stock outstanding include shares as to which such person has a right to acquire beneficial ownership within 60 days (for example, through the exercise of stock options, conversions of securities or through trust arrangements), in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(3)	Includes restricted shares awarded under the Company’s long-term incentive plans. Restricted shares are held by the Company until certain conditions are satisfied.

(4)	Includes 94,121 shares of Common Stock held by a trust of which Ms. Brooks is trustee.

(5)	Includes 6,860 shares of Common Stock held by a trust of which Mr. Newlin’s spouse is beneficiary.

(6)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares of Common Stock owned includes the following numbers of shares of Common Stock that may be acquired upon vesting of restricted share units within 60 days: 546,631 restricted share units for Mr. Craig; 129,400 restricted share units for Mr. Nowlan; 41,864 restricted share units for Mr. Villavarayan; 81,445 restricted share units for Mr. Plomin; and 866,323 restricted share units for all directors and executive officers as a group. Does not include restricted share units or performance share units granted under the Company’s stock plans and held as of October 31, 2018 that do not vest within 60 days.

(7)	Includes shares beneficially owned under the Company’s Savings Plans.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee, referred to as the Compensation Committee, has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussions, recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and the Form 10-K. The four independent directors listed below were the members of the Compensation Committee who participated in the review, discussions and recommendation with respect to the Compensation Discussion and Analysis for fiscal year 2018.

Compensation and Management Development Committee

Lloyd G. Trotter, Chair
Rhonda L. Brooks
William J. Lyons
William R. Newlin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. During fiscal year 2018, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related-person transactions. In fiscal year 2018, none of the Company’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this section of the proxy statement is to provide information about our executive compensation programs that relate to the compensation of the Named Executive Officers, as defined below. The Named Executive Officers are the senior members of management listed or discussed in the compensation tables included in this proxy statement. The qualitative information and rationales regarding our executive compensation policies and practices described below are intended to provide a better understanding of the quantitative information regarding each Named Executive Officer described in the tables and narratives that follow this section.

Executive Summary

The main components of Meritor’s executive compensation program are annual salary, annual incentives and long-term incentives. The Compensation Committee believes in a “pay for performance” philosophy under which executives are rewarded for performance against objective standards and, as part of that philosophy, continues to examine the Company’s executive compensation program and make changes accordingly. The actions taken by the Compensation Committee in fiscal year 2018 reflect that philosophy.

Recent actions taken by the Compensation Committee to update and improve the Company’s compensation practices include:

●	Continued 100% Equity-Based Long-Term Incentives Going Forward. For the fiscal 2017-2019 and fiscal 2018-2020 performance cycles, the Compensation Committee made awards that were entirely equity-based. Awards for both fiscal 2017-2019 and fiscal 2018-2020 were 60% performance-based, in the form of performance share units, and 40% service-based, in the form of restricted share units, as described below. In November 2018, the Compensation Committee continued this practice, granting 100% equity-based long-term incentives for the fiscal 2019-2021 performance cycle. These awards are also 60% performance-based, in the form of performance share units, and 40% service-based, in the form of restricted share units. The Compensation Committee believes the mix of awards for our executives will promote achievement of performance goals and provide retention incentives to key management personnel.

●	Peer Group Analysis Review. The Compensation Committee annually assesses the competitiveness of the Company’s executive compensation compared to that of similar companies, as described below under the heading “Market Analysis and Benchmarking.” In July 2018, the Compensation Committee engaged its compensation consultant, Pay Governance LLC, to evaluate the Company’s peer group to help ensure that it is appropriate in light of the Company’s current situation. This evaluation resulted in the removal of one peer company and the addition of four others, and the results of this evaluation were used in the Compensation Committee’s review of executive compensation in November 2018 for fiscal year 2019.

Administration of Executive Compensation Program

The Compensation Committee has overall responsibility for executive compensation, including administration of equity compensation plans (see Board of Directors and Committees above for information on the Compensation Committee’s members, charter and meetings in fiscal year 2018). As part of this responsibility, the Compensation Committee evaluates the performance of the Chief Executive Officer and determines his compensation in light of the goals and objectives of the Company and the executive compensation program.

The Compensation Committee continued its retention of Pay Governance as a compensation consultant in fiscal year 2018. Prior to engaging Pay Governance, the Compensation Committee assessed its independence under the standards set forth in the rules under the Exchange Act and the listing standards of the New York Stock Exchange. The Compensation Committee concluded that such standards were satisfied and no conflict of interest existed with respect to Pay Governance’s work.

Pay Governance provides information on current compensation trends, develops competitive market data and provides objective recommendations as to the design of the compensation program, including the form and mix of awards, the type of performance criteria and the level of award targets. The Compensation Committee directly engages Pay Governance, which also assists the Corporate Governance and Nominating Committee with respect to directors’ compensation. Pay Governance performs no other services for the Company or management.

The Compensation Committee seeks and considers input from senior management in many of its decisions, and Pay Governance confers and collaborates with senior management in developing its compensation recommendations. Senior management regularly participates in the Compensation Committee’s activities in the following ways:

●	The Chief Executive Officer reports to the Compensation Committee with respect to his evaluation of the performance of the Company’s other senior executives, including the other Named Executive Officers that report to the Chief Executive Officer. The Chief Executive Officer, together with the Senior Vice President, Human Resources, and Chief Information Officer, makes recommendations as to compensation decisions for these individuals, including base salary levels and the amount and mix of incentive awards.

●	The Senior Vice President, Human Resources, and Chief Information Officer participates in the development of the executive compensation program, including formulation of performance objectives and targets for incentive compensation, and oversees its implementation and interpretation, in each case carrying out the direction of the Compensation Committee and the recommendations of Pay Governance. He also assists the Chair of the Compensation Committee in developing meeting agendas and oversees preparation and distribution of pre-meeting informational materials on the matters to be considered.

●	The Chief Financial Officer is responsible for evaluating the tax, financial and accounting aspects of certain compensation decisions, as appropriate. He participates in developing financial objectives and targets for performance-based incentive compensation and oversees calculation of payout and vesting levels, in accordance with plan design and the direction of the Compensation Committee.

Executive Compensation Philosophy and Objectives

The Compensation Committee’s compensation philosophy is to “pay for performance.” The fundamental objectives of the Company’s executive compensation program are to: (1) attract, retain and motivate high caliber executives necessary for Meritor’s leadership and growth; (2) recognize and reward company and individual performance through evaluation of each executive’s effectiveness in meeting strategic and operating plan goals; and (3) foster the creation of shareholder value through close alignment of the financial interests of executives with the investment interests of Meritor’s shareholders.

The Compensation Committee uses several basic practices and policies to carry out its philosophy and to meet the objectives of Meritor’s executive compensation program:

●	Competitive Compensation Packages. In order to attract and retain talented executives, the Compensation Committee designs total compensation packages to be competitive with those of other companies with which Meritor competes for talent, using benchmarking studies to determine market levels of compensation, as described below.

●	Performance-Based Compensation. A significant portion of each Named Executive Officer’s total potential compensation is performance-based (in other words, the compensation is at risk because it is contingent on achieving strategic and operating plan goals that are intended to improve shareholder return). These goals are established to recognize Company performance against specified targets. The remainder of the compensation of the Named Executive Officers is comprised of base salary and service-based restricted share units. Annual incentives are 100% performance-based, as discussed in detail below under the heading “Elements of the Meritor Compensation Program – Components.” With respect to long-term incentives, for the three-year cycle beginning in fiscal 2018, 60% of the awards are performance-based, in the form of performance share units, and 40% of the awards are service-based, in the form of restricted share units. The Compensation Committee continued this approach for the three-year cycle beginning in fiscal 2019, keeping 60% of the awards performance-based, in the form of performance share units, with the remaining 40% of the awards service-based, in the form of restricted share units.

●	Equity Awards and Stock Ownership Requirements. A portion of incentive compensation for executives is often comprised of equity and equity-based awards, which are intended to align the interests of the Company’s executives with those of shareholders. As noted above, all of the awards for the long-term incentive cycles in fiscal 2017, 2018 and 2019 are equity-based, in the form of performance share units and restricted share units. In addition, metrics used for performance-based incentives are intended to align the interests of executives with those of shareholders. Senior executives are also required under the Company’s stock ownership guidelines to own shares of Common Stock (including share equivalents) equal to a specified multiple of their salary.

Market Analysis and Benchmarking

The Compensation Committee assesses the competitiveness of Meritor’s compensation program using data and studies compiled and provided by Pay Governance. Pay Governance provides a detailed annual competitive pay study. As part of the assessment process, the Compensation Committee compares the amount of each component and the total amount of direct compensation (defined below) for each executive officer with that for comparable officers at peer companies in the durable goods manufacturing sector, including companies in the automotive sector that have executive officer positions comparable to the Company’s and with which the Company may compete for talented executives. The Compensation Committee reviewed the Company’s peer group with Pay Governance in July 2017 and determined that it was appropriate in light of the Company’s then current situation, and the same peer group was used in the Compensation Committee’s review of executive compensation for fiscal year 2017 and for fiscal year 2018.

The peer group for the competitive analysis for fiscal year 2018 included the following 20 companies:

American Axle & Manufacturing Holdings, Inc.	SPX Corporation
BorgWarner Inc.	Tenneco Inc.
Dana Incorporated	Terex Corporation
The Greenbrier Companies, Inc.	The Timken Company
Hyster-Yale Materials Handling, Inc.	Tower International, Inc.
ITT Inc.	Trinity Industries, Inc.
Kennametal Inc.	Visteon Corporation
The Manitowoc Company, Inc.	WABCO Holdings Inc.
Modine Manufacturing Company	Wabash National Corporation
Oshkosh Corporation	Wabtech Corporation

See “Elements of the Meritor Compensation Program – Overview and Analysis” below for information on how the Compensation Committee uses this peer group data in setting compensation.

The Compensation Committee (or the Board of Directors, as appropriate) may also consider practices at other companies with respect to other elements of compensation, such as perquisites, retirement plans and health and welfare benefits, in assessing the competitiveness and cost effectiveness of the Company’s programs. Any such studies are done on a case-by-case basis, as needed, and may use a group of comparable companies identified at the time by Pay Governance or other advisors.

As noted in “Peer Group Analysis Review” above, in connection with the Compensation Committee’s review of executive compensation for fiscal year 2019, SPX Corporation was removed from, and Navistar International Corporation, AGCO Corporation, Flowserve Corporation and Cooper-Standard Holdings, Inc. were added to, the Company’s peer group.

Elements of the Meritor Compensation Program

Overview and Analysis

The primary components of Meritor’s executive compensation program are base salary, annual incentives and long-term incentives, collectively referred to herein as direct compensation. The aggregate of these components (in other words, the total compensation package), and the relative levels of equity and non-equity compensation that comprise direct compensation, are generally targeted in relation to competitive market rates among peer group companies, as described above. Although the Compensation Committee targets the median for the total package of direct compensation for an individual, particular elements of direct compensation may be either below or above the median, provided they are offset by other elements of direct compensation.

With this principle in mind, the Compensation Committee approves variations from peer group revenue-adjusted median, or 50th percentile, base salary levels for some individuals based on their responsibilities, experience, expertise and performance. In addition, when recruiting new executives, base salary may be set at a premium above the median of the peer group in order to attract the most qualified candidates.

The Compensation Committee also believes that individuals should have an opportunity to earn above-median rewards for superior performance. Therefore, while the Compensation Committee looks at the median of the peer group in terms of the target annual and long-term incentive award for each position, it identifies a maximum potential payout for each position that would be significantly above median if maximum performance objectives are achieved. The range of potential payouts on annual and long-term incentives is described below, under the heading “Components.”

Each year, the Compensation Committee determines the appropriate mix among the components of direct compensation, and the appropriate mix of equity versus non-equity awards and performance-based versus service-based awards. However, the program contemplates that a significant portion of each executive’s direct compensation is performance-based and therefore is at risk. Performance-based awards, whether in the form of equity or non-equity awards, are tied to achievement of goals that are intended to improve, or reflect improvements in, shareholder value (see the performance-based awards described under the heading “Components” below).

In conjunction with setting compensation for fiscal year 2018, the Compensation Committee reviewed past pay-for-performance results over the tenure of each officer. The Compensation Committee was also aware of the potential value of outstanding long-term incentives, including the likelihood of their payout and vesting (based on achievement of performance objectives to date and on the levels of payout and vesting of past awards). This information was also implicit in the overall plan design used by Pay Governance in making recommendations for fiscal year 2018 compensation.

In addition to direct compensation, special hiring or retention incentives have been put in place for certain executives to motivate them to join the Company or to continue their employment. Named Executive Officers also receive health and welfare benefits and are entitled to participate in the Company’s pension plans and savings plans on substantially the same basis as other employees.

Each component of the executive compensation program is discussed below.

Components

Base Salary. The Compensation Committee generally reviews and sets base salaries for the executive officers each fiscal year, customarily at its November meeting. Annual salary increases, if any, for executive officers are based on evaluation of each individual’s performance and on his or her level of pay compared to that for similar positions at peer group companies, as indicated by Pay Governance’s reports and survey data. The Compensation Committee from time to time also reviews and adjusts base salaries for executive officers at the time of any promotion or change in responsibilities. All of the Named Executive Officers other than Mr. Craig received routine salary adjustments in December 2017. In addition, each of Messrs. Villavarayan and Nowlan received salary adjustments in connection with increases in their responsibilities in February 2018 and April 2018, respectively.

Annual Incentives. The Incentive Compensation Plan, as amended, referred to as the ICP, was last approved by the Company’s shareholders in January 2015. At that time, the ICP was amended and restated to (1) add a clawback provision applicable to awards that are subsequently the subject of a restatement of financial statements within one year due to misconduct or culpable conduct and (2) reflect the change in the name of “ArvinMeritor, Inc.” to “Meritor, Inc.” The performance measures under the ICP were also reapproved by shareholders at that time for purposes of the “performance-based” compensation exemption under Section 162(m) of the IRC. As described below under the heading “Tax Considerations”, subject to certain limited exceptions, the performance-based compensation exemption under Section 162(m) was repealed generally for taxable years beginning on or after January 1, 2018.

Under the ICP, most employees (including the Named Executive Officers) can earn annual incentive payouts based on Company and/or business segment performance against goals established by the Compensation Committee at the beginning of the Company’s fiscal year. The annual incentive goals for fiscal year 2018 were based on the following two performance measures, which are defined as set forth below:

Adjusted EBITDA Margin	=

income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interest in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items approved by the Compensation Committee divided by sales

Free Cash Flow	=

cash flows provided by (used for) operating activities from continuing operations, less capital expenditures of continuing operations, excluding all restructuring payments and other special items as approved by the Compensation Committee

These two performance measures are equally weighted for the purposes of potential annual incentives, and each measure is independent of the other. The Compensation Committee chose these measures because adjusted EBITDA margin and free cash flow align with the Company’s financial objectives, and also because they are commonly used by the investment community to analyze operating performance and entity valuation and, as such, are factors in the value of shareholders’ investment in the Company.

In November 2017, the Compensation Committee also established target awards, stated as a percentage of base salary, for executive officers, including Messrs. Craig, Nowlan, Villavarayan and Plomin and Ms. Boise. Target awards for fiscal year 2018 were 105% for Mr. Craig; 75% for each of Messrs. Nowlan, Villavarayan and Plomin; and 65% for Ms. Boise. See the table under the heading Grants of Plan-Based Awards in Fiscal Year 2018 below for information on the target, minimum and maximum awards for each Named Executive Officer for fiscal year 2018.

To determine whether annual incentive awards are paid, performance for the year is measured against specified target levels for each performance measure. The target for 100% annual incentive achievement was based on achieving the levels of adjusted EBITDA margin and free cash flow defined in the Company’s annual operating plan. Performance of greater than 10% for adjusted EBITDA margin and generating greater than $60 million of free cash flow were required to achieve a payout for that particular performance measure.

The following chart summarizes payout calculations for each portion of the incentive payment:

	Adjusted EBITDA	Payout (% of
	Margin	Target Award)	Free Cash Flow
Maximum	11.7%	200%	$180 million
Target	11.0%	100%	$120 million
Threshold	>10.0%	0%	>$60 million

The calculated award for an individual cannot exceed 200% of his or her target award. The Compensation Committee has discretion to adjust an award once it is calculated (either upward by up to 50% or downward by up to 100%) or to make an additional award to reflect individual performance or special achievements. However, for Named Executive Officers, only downward adjustments are permitted under the ICP. Under the terms of the ICP, no discretionary increase in an award may be made for a Named Executive Officer.

In fiscal year 2018, the Company exceeded the target levels for both measures, achieving adjusted EBITDA margin of 11.49% and free cash flow of $156 million. The calculations of 2018 performance excluded the impact of a change in the forecast horizon utilized to estimate future asbestos claim liability net of a portion of asbestos-related recoveries and the impact of certain bulk lump-sum buyout settlement losses related to the Company’s UK pension plans. Accordingly, the Compensation Committee approved annual incentive payouts to the Named Executive Officers at 173.8% payout of the target award for the adjusted EBITDA margin performance measure and at 170.0% payout of the target award for the free cash flow performance measure for fiscal year 2018, for a combined payout at 171.9% of target awards. See the column headed “Non-Equity Incentive Plan Compensation” and the related footnote in the table under the heading Fiscal Year 2018 Summary Compensation Table below for total payouts of annual incentives to the Named Executive Officers for fiscal year 2018.

Long-Term Incentives

Overview. The Compensation Committee provides long-term incentives to key employees, including the Named Executive Officers, which are tied to various performance or service objectives over three-year cycles. Each year, the Compensation Committee considers the types of awards to be used and the performance or service objectives and targets on which payout of each type of award depends. The Company has used a number of long-term incentive plans for awards in the past, most recently the 2010 LTIP.

Types of Awards. The Compensation Committee selects the types and mix of awards for long-term incentives each year after reviewing Pay Governance’s report and survey data on peer group compensation, market practices, shares available for grant under the Company’s long-term incentive plans, and goals to be achieved. The Compensation Committee has used two types of awards in the past three years: awards under performance plans and restricted share units, as further described below. Both are intended to align management’s interests with those of shareholders, either through performance objectives tied to metrics that reward creation of shareholder value, or equity and equity-based awards, or both.

●

Awards under Performance Plans. In the last three fiscal years, the Compensation Committee has established performance plans with three-year performance periods and established performance measures, and related goals, at the beginning of each three-year performance cycle. The following awards were made for performance cycles in fiscal 2016, 2017 and 2018:

○

Fiscal 2016-2018 performance cycle: Awards were 100% equity-based, of which 60% were performance-based, in the form of performance share units. Payouts on the awards are generally based on achieving targets over the three-year performance cycle related to the following performance measures: adjusted EBITDA margin (as defined above) and adjusted diluted earnings per share (reported diluted earnings (loss) per share from continuing operations before restructuring expenses, asset impairment charges, non-cash tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards and other special items as approved by the Compensation Committee), in each case subject to certain terms and conditions. The remaining 40% of the awards for this cycle were service-based, in the form of restricted share units, the terms of which are described below under the heading “Restricted Shares or Restricted Share Units”.

○

Fiscal 2017-2019 performance cycle: Awards were 100% equity-based, of which 60% were performance-based, in the form of performance share units. Payouts on awards are generally based on achieving targets over the three-year performance cycle related to three performance measures used for the Company’s M2019 strategic plan: adjusted diluted earnings per share (as defined above); revenue growth above market (the percentage increase of fiscal 2019 revenue above pro forma fiscal 2015 revenue, where pro forma fiscal 2015 revenue is fiscal 2015 revenue adjusted to take into account (1) changes in end market production (in major, measureable markets) and (2) currency translation, in each case from fiscal 2015 to fiscal 2019); and net debt to adjusted EBITDA (total short-term and long-term debt less cash and cash equivalents divided by income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses and asset impairment charges, as adjusted for other special items as approved by the Compensation Committee), in each case subject to certain terms and conditions. The remaining 40% of the awards for this cycle were service-based, in the form of restricted share units, the terms of which are described below under the heading “Restricted Shares or Restricted Share Units”.

○

Fiscal 2018-2020 performance cycle: Awards were 100% equity-based, of which 60% were performance-based, in the form of performance share units. Payouts on the awards are generally based on achieving targets over the three-year performance cycle related to the following performance measures: adjusted EBITDA margin (as defined above) and adjusted diluted earnings per share (as defined above), in each case subject to certain terms and conditions. The remaining 40% of the awards for this cycle were service-based, in the form of restricted share units, the terms of which are described below under the heading “Restricted Shares or Restricted Share Units”.

For each performance cycle, the Compensation Committee also establishes target awards, stated as dollar amounts, for each of the Named Executive Officers. Participants can earn awards at the end of the three-year performance period from 0% to 200% of target awards based on actual performance against specified goals. No awards for any performance measure may be earned unless the applicable threshold for payout over the period is met as set forth below. No earnings are accrued or paid on these awards. For the performance share units awarded for the fiscal 2016-2018, fiscal 2017-2019 and fiscal 2018-2020 cycles, payouts are intended to be in the form of Common Stock. However, in all cases, payout will be in the form of cash, not in the form of shares of Common Stock, if there is not a sufficient number of authorized shares remaining in the 2010 LTIP to make such payouts, or if applicable grant limitations in the 2010 LTIP restrict payout in shares.

○	Fiscal 2016 – 2018 Performance Period

The weighting, targets and potential payouts for the fiscal 2016-2018 cycle were as follows:

		Adjusted Diluted
	Adjusted	Earnings per	% of Award
	EBITDA Margin	Share	Earned
	(50% of award)	(50% of award)	and Paid Out
Maximum Payout	12.0%	$3.00	200%
Target Payout	11.0%	$2.25	100%
Threshold Payout	>10.0%	>$1.50	0%

See “Fiscal Year 2018 Long-term Incentive Payouts” below for information on achievement of targets and actual payouts for this cycle.

For cycles in progress for which it is still possible to earn an award, but for which no award has yet been earned, the following charts summarize the weighting, targets and potential payouts at different levels of performance of the applicable objective:

○	Fiscal 2017 – 2019 Performance Period

	Adjusted Diluted	Revenue	Net Debt to
	Earnings per	Growth Above	Adjusted	% of Award
	Share	Market	EBITDA	Earned
	(50% of award)	(25% of award)	(25% of award)	and Paid Out
Maximum Payout	$3.25	27.5%	1.1	200%
Target Payout	$2.84	20.0%	<1.5	100%
Threshold Payout	>$1.60	>0.0%	≤3.1	0%

○	Fiscal 2018 – 2020 Performance Period

		Adjusted Diluted
	Adjusted	Earnings per	% of Award
	EBITDA Margin	Share	Earned
	(50% of award)	(50% of award)	and Paid Out
Maximum Payout	12.3%	$3.35	200%
Target Payout	11.5%	$2.84	100%
Threshold Payout	>10.5%	>$1.85	0%

●	Restricted Shares or Restricted Share Units. As part of its long-term incentive awards, the Compensation Committee grants restricted shares or restricted share units that are generally subject to forfeiture if the grantee does not continue as an employee of Meritor or a subsidiary or affiliate of Meritor for a restricted period of at least three years (subject to certain exceptions in the event of death, disability or retirement). Restricted shares have all the attributes of outstanding shares of Common Stock during the restricted period, including voting and dividend rights, except that the shares are held by the Company and cannot be transferred by the grantee. Cash dividends, if any, during the restricted period are reinvested in additional restricted shares, which will vest or be forfeited at the same time as the underlying shares. Restricted share units represent the right to receive one share of Common Stock or its cash equivalent upon the vesting date, subject to certain terms and conditions. Dividends during the restricted period are not paid or accrued on restricted share units.

As described above, with respect to each of the fiscal 2016-2018 cycle, the 2017-2019 cycle and the 2018-2020 cycle, 40% of the total awards were in the form of service-based restricted share units.
The Compensation Committee’s practice in recent years with respect to timing of annual equity-based awards has been to establish December 1 as the standard grant date, whenever possible. If a special meeting is required in December in order to approve the grants for the three-year cycle, the date of grant may be delayed until the first business day in January. The timing of the grant date does not impact the terms of the grant of restricted share units. However, under the FASB’s compensation guidance, the Company measures the fair value of stock-based awards, which is recognized in the Company’s financial statements, based on the NYSE Closing Price on the grant date. The purpose of establishing a standard grant date for the Company’s grant of equity-based long-term incentive awards is to avoid any issue of whether a grant precedes or follows public disclosure of material information. The Company normally announces its fiscal year earnings in mid-November, and use of December 1 (or the first business day in January, as the case may be) as a standard grant date provides the market sufficient time to absorb and reflect the information, whether positive or negative, prior to measurement of fair value for accounting purposes.

Fiscal Year 2018 Long-term Incentive Payouts. In fiscal year 2016, the Compensation Committee provided long-term incentives to the Named Executive Officers under the 2010 LTIP in the form of target awards of performance share units under a performance plan for the three-year period ended September 30, 2018, as described above. In addition, the chief executive officer received a performance-based cash award under the 2010 LTIP, which was tied to the same performance goals as his performance share unit award. The awards, which vested on December 1, 2018, were based on an assumed share price of $10.51 per share, which was the NYSE Closing Price on the date of grant.

For the three-year performance period ended September 30, 2018, the Company exceeded the target levels for both measures, achieving adjusted EBITDA margin of 12.19% and adjusted diluted earnings per share of $3.25. The calculations of performance over the three-year period with respect to the performance measures established by the Compensation Committee excluded the impact of the Company’s sale of its interest in its Meritor WABCO Vehicle Control Systems joint venture, the impact of a change in the forecast horizon utilized to estimate future asbestos claim liability net of a portion of asbestos-related recoveries and the impact of certain bulk lump-sum buyout settlement losses related to the Company’s UK pension plans. Accordingly, the Compensation Committee approved long-term incentive payouts to the Named Executive Officers at 200% payout of the target award for the adjusted EBITDA margin performance objective and at 200% payout of the target award for the adjusted diluted earnings per share objective for fiscal year 2018, for a combined payout of 200% of target performance share units. With respect to the chief executive officer’s performance-based cash award, the Compensation Committee’s approval was also of the maximum payout based on such performance. See the table under the heading Outstanding Equity Awards at Fiscal Year-End 2018 and related footnotes below for information with respect to the performance share units that vested on December 1, 2018 for these individuals.

Fiscal Year 2018 Long-term Incentive Awards. In fiscal year 2018, long-term incentives granted to the Named Executive Officers were 100% equity-based in the form of grants of performance share units (60% of the award) and service-based restricted share units (40% of the award). The performance share units will be earned generally based upon achievement of specific measures and goals over the fiscal 2018-2020 performance period as described above. The Compensation Committee established target awards, stated as dollar amounts, for all of the Named Executive Officers in November 2017. The number of units in each grant was determined by dividing these dollar amounts by an assumed share price of $24.79, which was the NYSE Closing Price on the date of grant. See “Types of Awards–Awards under Performance Plans” above for more information on the metrics and other terms applicable to these awards, and see Grants of Plan-Based Awards for Fiscal Year 2018 below for information on the specific awards made to the Named Executive Officers.

Pension and Retirement Plans. The Company maintains a tax-qualified defined contribution 401(k) savings plan, referred to as the Savings Plan, as well as a non-qualified supplemental savings plan, referred to as the Supplemental Savings Plan, that provides for contributions without regard to the limitations imposed by the IRC on the Savings Plan. All of the Named Executive Officers may participate in the Company’s Savings Plan and Supplemental Savings Plan on the same basis as other eligible employees.

Under the Savings Plan, a participant can defer up to 50% of eligible pay, on a before-tax basis, subject to annual IRC limits, and the Company matches deferrals at the rate of 100% on the first 3% and 50% on the next 3% of eligible pay. “Eligible pay” includes base salary and annual incentives under the ICP. If an executive elects to participate in the Supplemental Savings Plan, he or she can continue to contribute up to 20% of eligible pay on a before-tax basis, even though his or her Savings Plan contributions or eligible pay have reached the annual IRC limits. Both participant contributions and Company matching contributions to the Savings Plan and Supplemental Savings Plan are always 100% vested.

Contributions made by Named Executive Officers to the Savings Plan and Supplemental Savings Plan in fiscal year 2018 are included in the column headed “Salary,” and the Company’s matching contributions are included in the column headed “All Other Compensation,” in each case in the table under the heading Fiscal Year 2018 Summary Compensation Table below.

The Company maintains a tax-qualified, non-contributory defined benefit pension plan, referred to as the Pension Plan, that covers eligible employees hired before October 1, 2005, and a non-qualified supplemental pension plan, referred to as the Supplemental Pension Plan, that provides benefits to the participants without regard to the limitations imposed by the IRC on qualified pension plans. Mr. Villavarayan participates in the Pension Plan. Mr. Villavarayan also participates in a Canadian defined benefit pension plan (see Fiscal Year 2018 Pension Benefits below). When information with respect to Mr. Villavarayan’s Pension Plan participation is provided, it includes his participation in the Canadian plan. The present value of accumulated pension benefit for Mr. Villavarayan is reported in the table under the heading Fiscal Year 2018 Pension Benefits below.

Employees hired on or after October 1, 2005 are not eligible to participate in the Pension Plan or the Supplemental Pension Plan, and the Company instead makes additional contributions each year (ranging from 2% to 4% of base salary plus annual incentive, depending on age) to their accounts under the Savings Plan or Supplemental Savings Plan. Benefits under the Pension Plan and Supplemental Pension Plan were frozen beginning January 1, 2008 and replaced with additional annual Company contributions (ranging from 2% to 4% of base salary plus annual incentive, depending on age) to the Savings Plan and Supplemental Savings Plan for the accounts of eligible employees (see Fiscal Year 2018 Pension Benefits below for further information). The amounts contributed by the Company under the Savings Plan or Supplemental Savings Plan on behalf of Named Executive Officers as pension contributions are included in the column headed “All Other Compensation” in the table under the heading Fiscal Year 2018 Summary Compensation Table below.

Perquisites. In fiscal year 2006, the Compensation Committee determined to eliminate most perquisite programs (including company cars, club memberships, and reimbursement for financial services) and related gross-ups for payment of income taxes, and replace some of them with uniform cash payments. As a result, outside of these uniform cash payments, the value of total perquisites provided in fiscal year 2018 for each Named Executive Officer was less than $10,000 (see the column headed “All Other Compensation” and footnote 6 in the table under the heading Fiscal Year 2018 Summary Compensation Table below).

Health and Welfare Benefits. The Company maintains health and welfare benefits, including medical, dental, vision, disability and life insurance programs, and the Named Executive Officers are entitled to participate in these programs on the same basis as other employees. Providing these benefits is necessary for the Company to remain competitive with other employers.

Employment Agreements. The Company entered into agreements with Messrs. Craig and Nowlan in fiscal years 2015 and 2013, respectively, with Mr. Villavarayan in February 2016, with Mr. Plomin in December 2015 and with Ms. Boise in August 2016, relating to certain terms of their employment (including the effects of termination without cause). The purpose of these agreements was to provide incentives to retain these individuals in officer positions. The current employment agreements with the Named Executive Officers are described below under the heading Agreements with Named Executive Officers - Employment Agreements.

Stock Ownership Guidelines

As noted above, alignment of the financial interests of Meritor’s key executives with those of its shareholders is a fundamental objective of the Compensation Committee’s program and helps to carry out its “pay for performance” philosophy. Accordingly, Meritor has for many years set ownership guidelines that require each Named Executive Officer and other executives to own a minimum number of shares of Common Stock or share equivalents. The current guidelines require ownership of a number of shares of Common Stock equal to the following:

Position Held	Minimum Number of Shares Owned
Chief Executive Officer	6 times Annual Base Salary
Chief Financial Officer and Business Unit Presidents	3 times Annual Base Salary
Chief Legal Officer and Other Executive Officers	1.5 times Annual Base Salary
Other Executives subject to the guidelines	0.5 times Annual Base Salary

Shares owned directly (including unvested restricted shares) or through the Savings Plan and Supplemental Savings Plan and unvested restricted share units are considered in determining whether an executive meets the ownership guidelines. Shares of Common Stock subject to performance share units are not considered. The ownership guidelines provide a transition period during which executives may achieve compliance. In general, this period ends as of the date that is five years after the date the ownership guidelines become applicable to the executive. As of the end of fiscal year 2018, all of the Named Executive Officers were in compliance with the ownership guidelines, taking into account permitted transition periods.

Clawback Policy

The Company’s 2010 LTIP and ICP each has a clawback provision applicable to awards that are subsequently the subject of a restatement of financial statements within one year due to misconduct or culpable conduct. The Compensation Committee will review the Company’s clawback policy in light of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act concerning executive compensation policies when applicable regulations are issued.

Anti-Hedging and Anti-Pledging Policies

The Board of Directors has adopted, as part of the Company’s insider trading policy, prohibitions against directors, officers and employees, and certain related persons, from (1) selling Company securities “short”; (2) trading in exchange-traded or other third party options, warrants, puts, calls or similar instruments on Company securities; (3) holding Company securities in margin accounts; or (4) engaging in any hedging transactions involving Company securities.

The Board of Directors has also adopted, as part of the Company’s insider trading policy, (1) a prohibition against officers, employees and certain related persons pledging Company securities as collateral for a loan or other financing arrangement and (2) a provision permitting independent directors to pledge Company securities as collateral for a loan or other financing arrangement with the approval of the Company’s Chief Legal Officer and Chairman. Approval of pledging of securities by independent directors is based on the circumstances of the request, including: the percentage of securities held by the individual that is currently pledged; compelling need that would justify the pledge; and the magnitude of aggregate pledged shares in relation to total shares outstanding, market value or trading volume. In any event, pledging transactions are prohibited during “blackout” periods, when all transactions in Company securities are prohibited. There were no new or outstanding pledging transactions by directors or officers during fiscal year 2018.

Consideration of Shareholder Advisory Vote on Executive Compensation

At the Company’s 2018 Annual Meeting held on January 24, 2018, more than 97% of the voting shareholders approved, on an advisory basis, the compensation of the executive officers named in the proxy statement for that meeting, with 65,841,581 shares voting for approval, 1,613,226 shares voting against approval and 132,578 shares abstaining. The Compensation Committee considers this annual vote in its deliberations with respect to the future direction of executive compensation. The Compensation Committee believes the advisory vote results demonstrate significant, continuing support for the Company’s executive compensation program, and it chose not to make any substantial changes to the existing program for fiscal year 2019 specifically in response to the 2018 advisory vote results.

Tax Considerations

Section 162(m) of the IRC generally limits the deductibility of compensation paid to certain “covered employees” to $1,000,000 per year. For fiscal year 2017, these covered employees included the Company’s Chief Executive Officer and the three most highly compensated executive officers other than the Chief Financial Officer. For fiscal year 2018 and certain prior years, there was an exemption from the Section 162(m) limit for certain “performance-based” compensation, as defined under Section 162(m).

Effective for taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act of 2017 repealed the performance-based compensation exemption. This repeal will apply to fiscal year 2019 and subsequent fiscal years of the Company. Certain transitional relief applies to performance-based compensation provided pursuant to a binding written agreement that was in effect on November 2, 2017 and not materially modified after that date, provided that certain requirements are met.

Annual incentive awards and certain long-term incentive awards for fiscal year 2018 and certain earlier fiscal years were generally intended to be “performance based,” but depending upon factors including the design of the plan, may or may not have been subject to the deductibility limit. However, salaries, service-based restricted shares and restricted share units did not qualify as performance-based compensation for this purpose.

The Tax Cuts and Jobs Act of 2017 also expanded the definition of covered employee effective for taxable years beginning on and after January 1, 2018. Beginning with fiscal year 2019, “covered employees” will include the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company required to be included in the Summary Compensation Table. For fiscal years subsequent to fiscal year 2018, a “covered employee” will also include any individual who was considered a covered employee for fiscal year 2018 or any fiscal year thereafter.

The Compensation Committee believes that Section 162(m) is only one of several relevant considerations in setting compensation. The Compensation Committee also believes that Section 162(m) should not be permitted to compromise its ability to design and maintain executive compensation arrangements that, among other things, are intended to attract, motivate and help retain a highly qualified and successful management team to lead Meritor. As a result, the Compensation Committee retains the flexibility to provide compensation it determines to be in the best interests of Meritor and its shareholders even if that compensation ultimately is not deductible for tax purposes.

Cautionary Statement

The information appearing in this Compensation Discussion and Analysis and elsewhere in this proxy statement as to performance metrics, objectives and targets relates only to incentives established for the purpose of motivating executives to achieve results that will help to enhance shareholder value. This information is not related to the Company’s expectations of future financial performance, and should not be considered as or correlated with any guidance issued by the Company regarding its future earnings, free cash flow or other financial or performance measures.

FISCAL YEAR 2018 SUMMARY COMPENSATION TABLE

The information set forth below reflects compensation, from all sources, awarded to, earned by or paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company serving on September 30, 2018, who we refer to collectively as the Named Executive Officers, for the fiscal years ended September 30, 2016, 2017 and 2018, as applicable (except as noted). The compensation reported below is for services rendered in all capacities to Meritor and its subsidiaries.

						Change in
						Pension Value
						and Non-
						qualified
					Non-Equity	Deferred
	Fiscal			Stock	Incentive Plan	Compensation	All Other
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Awards ($)(3)	Compensation ($)(4)	Earnings ($)(5)	Compensation ($)(6)	Total ($)
Jeffrey A. Craig	2018	900,000	0	4,099,993	2,624,455	0	218,199	7,842,647
Chief Executive Officer and President	2017	900,000	0	3,599,991	1,377,900	0	184,359	6,062,250
	2016	891,667	0	3,499,998	954,900	0	166,568	5,513,133

Kevin A. Nowlan	2018	566,666	0	1,099,972	773,550	0	73,025	2,513,213
Senior Vice President and President Trailer, Components and Chief Financial Officer	2017	500,000	0	964,991	574,125	0	67,400	2,106,516
	2016	495,833	0	849,996	397,875	0	64,992	1,808,696

Chris Villavarayan	2018	480,833	0	899,981	644,625	0	96,792	2,122,231
Senior Vice President and President, Global Truck	2017	435,000	0	774,999	432,890	0	83,268	1,726,157
	2016	424,125	0	534,984	299,998	17,768	74,160	1,351,035

Joseph A. Plomin	2018	447,500	0	799,998	580,162	0	1,306,509	3,134,169
Senior Vice President and President Aftermarket, Industrial and Quality	2017	435,000	0	774,999	432,890	0	212,399	1,855,288
	2016	430,167	0	534,991	299,998	0	249,988	1,515,144

April Miller Boise	2018	435,833	0	624,980	491,634	0	60,264	1,612,711
Senior Vice President, Chief Legal Officer and Corporate Secretary

(1)	The table reflects the positions held with Meritor at September 30, 2018.

Information for Ms. Boise is provided for less than three fiscal years, as permitted by SEC Regulation S-K, because Ms. Boise was not a named executive officer prior to fiscal year 2018.

(2)	This column includes for fiscal year 2018 amounts contributed by the Named Executive Officers to the Company’s Savings Plan and Supplemental Savings Plan (see Non-Qualified Deferred Compensation in Fiscal Year 2018 below).

(3)	Represents for fiscal year 2018 the grant date fair value of restricted share units and performance share units (assuming achievement of the performance criteria at the target levels), computed in accordance with FASB ASC Topic 718. Information on the assumptions used in valuation of the grants is included in Note 20 of the Notes to Consolidated Financial Statements in the Form 10-K. Assuming achievement of the performance criteria at the maximum levels, the grant date fair value of the restricted share units and performance share units for fiscal year 2018, computed in accordance with FASB ASC Topic 718, would be $6,559,979 for Mr. Craig; $1,759,974 for Mr. Nowlan; $1,439,986 for Mr. Villavarayan; $1,280,007 for Mr. Plomin; and $999,979 for Ms. Boise. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

(4)	This column includes for fiscal year 2018 payouts earned by the Named Executive Officers under the ICP and a payout of $1,000,000 with respect to a performance-based cash award earned by Mr. Craig for the fiscal 2016-2018 performance cycle under the 2010 LTIP. See Compensation Discussion and Analysis above for information on the terms of these awards.

(5)	For fiscal year 2018, this column reflects the change in actuarial present value of accumulated pension benefits of Mr. Villavarayan under the Pension Plan and Supplemental Pension Plan accrued during the period between the measurement dates used for financial statement reporting purposes for fiscal year 2018 and the prior year. However, as the change for Mr. Villavarayan was negative $7,645, the column discloses a change of $0 as required by SEC regulations. See Fiscal Year 2018 Pension Benefits below for information on the Named Executive Officers’ years of service and accumulated pension benefits. The other Named Executive Officers were not eligible to participate in the Pension Plan and Supplemental Pension Plan and, therefore, there are no changes in the accumulated pension benefits reported for them in this column for fiscal year 2018. In addition, for fiscal year 2018 there were no above-market or preferential earnings on compensation that was deferred on a basis that is not tax-qualified for the Named Executive Officers.

(6)	This column includes the following items for fiscal year 2018, as set forth in the table below: (a) amounts contributed by the Company to the accounts of the Named Executive Officers under the Savings Plan and Supplemental Savings Plan; (b) cash allowances in lieu of perquisites (see Compensation Discussion and Analysis – Elements of the Meritor Compensation Program – Components – Perquisites above); (c) group excess liability insurance premiums; and (d) in the case of Mr. Plomin, expenses related to foreign tax payments while on assignment. Perquisites are valued at actual cost to the Company.

	Jeffrey A.	Kevin A.	Chris	Joseph A.	April
Type of Compensation	Craig	Nowlan	Villavarayan	Plomin	Miller Boise
Employer savings plan contributions	$182,232	$44,536	$68,529	$70,431	$32,119
Cash allowances in lieu of perquisites	33,996	27,000	27,000	27,000	27,000
Group excess liability insurance premium	1,971	1,489	1,263	1,176	1,145
Miscellaneous expenses related to foreign assignment	—	—	—	1,207,902(A)	—

(A) Includes an imputed tax gross up of $68,547.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2018

The Compensation Committee made the following grants to the Named Executive Officers under the ICP and the 2010 LTIP in fiscal year 2018. No consideration was paid by the Named Executive Officers for these awards. No stock options were granted in fiscal year 2018.

											All Other
					Estimated Future Payouts Under						Stock	Grant Date
			Date of		Non-Equity Incentive Plan			Estimated Future Payouts Under			Awards:	Fair Value of
			Compensation		Awards(1)			Equity Incentive Plan Awards(2)			Number of	Stock and
	Plan	Grant	Committee	Type of	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of Stock	Option
Name	Name	Date	Action	Award	($)	($)	($)	(#)	(#)	(#)	or Units (#)(3)	Awards ($)(4)
Jeffrey A. Craig	2010	12/1/2017	11/1/2017	Performance	—	—	—	—	99,233	198,466	—	2,459,986
	LTIP			share units
	2010	12/1/2017	11/1/2017	Restricted	—	—	—	—	—	—	66,156	1,640,007
	LTIP			share units
	ICP	11/1/2017	11/1/2017	Annual	—	945,000	1,890,000	—	—	—	—	—
				incentive
				plan target
Kevin A. Nowlan	2010	4/1/2018	3/20/2018	Performance	—	—	—	—	3,940	7,880	—	81,006
	LTIP			share units
	2010	4/1/2018	3/20/2018	Restricted	—	—	—	—	—	—	2,626	53,991
	LTIP			share units
	2010	12/1/2017	11/1/2017	Performance	—	—	—	—	23,356	46,712	—	578,995
	LTIP			share units
	2010	12/1/2017	11/1/2017	Restricted	—	—	—	—	—	—	15,570	385,980
	LTIP			share units
	ICP	11/1/2017	11/1/2017	Annual	—	450,000	900,000	—	—	—	—	—
				incentive
				plan target
Chris Villavarayan	2010	2/2/2018	1/24/2018	Performance	—	—	—	—	2,126	4,252	—	59,996
	LTIP			share units
	2010	2/2/2018	1/24/2018	Restricted	—	—	—	—	—	—	1,417	39,988
	LTIP			share units
	2010	12/1/2017	11/1/2017	Performance	—	—	—	—	19,363	38,726	—	480,009
	LTIP			share units
	2010	12/1/2017	11/1/2017	Restricted	—	—	—	—	—	—	12,908	319,989
	LTIP			share units
	ICP	11/1/2017	11/1/2017	Annual	—	375,000	750,000	—	—	—	—	—
				incentive
				plan target
Joseph A. Plomin	2010	12/1/2017	11/1/2017	Performance	—	—	—	—	19,363	38,726	—	480,009
	LTIP			share units
	2010	12/1/2017	11/1/2017	Restricted	—	—	—	—	—	—	12,908	319,989
	LTIP			share units
	ICP	11/1/2017	11/1/2017	Annual	—	337,500	675,000	—	—	—	—	—
				incentive
				plan target
April Miller Boise	2010	12/1/2017	11/1/2017	Performance	—	—	—	—	15,127	30,254	—	374,998
	LTIP			share units
	2010	12/1/2017	11/1/2017	Restricted	—	—	—	—	—	—	10,084	249,982
	LTIP			share units
	ICP	11/1/2017	11/1/2017	Annual	—	286,000	572,000	—	—	—	—	—
				incentive
				plan target

(1)	These columns include target amounts for annual incentive awards under the ICP for each of the Named Executive Officers. Potential payout amounts for threshold, target and maximum performance are expressed as dollar amounts. Awards may, at the discretion of the Compensation Committee, be paid out in the form of shares of Common Stock, with the number of shares determined based on their market price at the time of payout. See Compensation Discussion and Analysis above for further information on the terms of ICP awards in fiscal year 2018. Actual ICP payouts for fiscal year 2018 are reported in the column headed “Non-Equity Incentive Plan Compensation” and the related footnote in the table under the heading Fiscal Year 2018 Summary Compensation Table above.

(2)	These columns include target amounts for awards under a three-year performance plan established with respect to performance share units granted to the Named Executive Officers under the 2010 LTIP. In each case, potential payout amounts for threshold, target and maximum performance are expressed as numbers of units. Awards will be paid out in the form of shares of Common Stock to the extent that shares are available for issuance under the 2010 LTIP at the time of payout, subject to any applicable limitations on equity grants under the 2010 LTIP. If there are insufficient shares available to fund the entire payout, or if such limitations are applicable, some or all of the awards would be paid out in cash. See Compensation Discussion and Analysis above for further information on the terms of the LTIP awards in fiscal year 2018.

(3)	This column includes grants of service-based restricted share units to the Named Executive Officers as part of long-term incentive awards under the 2010 LTIP. See Compensation Discussion and Analysis above for further information on the terms of the LTIP awards in fiscal year 2018.

(4)	This column includes the grant date fair value of restricted share units and performance share units granted in fiscal year 2018, computed in accordance with FASB ASC Topic 718. Information on the assumptions used in valuation of the grants is included in Note 20 of the Notes to Consolidated Financial Statements in the Form 10-K. There were no dividends paid by the Company on its Common Stock in 2018.

See Compensation Discussion and Analysis – Elements of the Meritor Compensation Program – Overview and Analysis above for information on the proportion of total compensation that is comprised of salary.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment Agreements

Mr. Craig’s Employment Agreement. Mr. Craig entered into a new employment agreement with the Company in April 2015 in connection with his assumption of the role of Chief Executive Officer, which replaced his previous employment agreement with the Company. Under the terms of this agreement, if the Company terminates Mr. Craig’s employment without cause, he would receive:

●	any accrued and unpaid compensation;
●	monthly severance base pay for a period of 12 months;
●	participation in the current year annual incentive as if he had been employed for the entire year;
●	continuation of health and welfare benefits (other than accidental death and dismemberment, referred to as AD&D, and long-term and short-term disability coverage) throughout the 12-month severance period (or until the executive becomes subsequently employed and covered by the health plan of the new employer);

●	continued life insurance coverage through the end of the severance period;
●	vesting or forfeiture of special or other long-term incentive awards, restricted shares, restricted share units, performance shares and cash payouts of long-term incentive awards as determined under the terms of the 2010 LTIP or the agreement relating to the grant (the 2010 LTIP provides for prorated equity vestings and cash payouts for only those existing long-term incentive cycles that began more than a year before the last day employed); and

●	outplacement services for twelve months the value of which may not exceed $10,000.

Mr. Craig’s employment agreement also provides for vesting in accordance with the terms of the applicable plans for all equity grants in the event of a change of control (as defined in those plans). The agreement also provides for severance benefits as described above if a separation of service results from a change of control or within one year thereafter (provided the severance period would be 24 months rather than 12 months, and the full target amount of his annual incentive would be paid in that event rather than the actual amount of the annual incentive payout). The agreement also provides for payments in the event of death or disability (described further under Potential Payments Upon Termination below) and a non-compete agreement for the duration of the severance period in the event of involuntary termination of employment.

Mr. Nowlan’s Employment Agreement. Mr. Nowlan entered into an employment agreement with the Company in 2013. Under the terms of this agreement, if the Company terminates Mr. Nowlan’s employment without cause, he would receive:

●	any accrued and unpaid compensation;
●	monthly severance base pay for a period of 24 months;
●	pro rata participation in the current year annual incentive;
●	pro rata participation in the cash portion, if any, of long-term incentive cycles under the terms of the applicable plan (which provide payout for only those existing long-term incentive cycles that began more than a year before the last day employed), based on the portion of the performance cycle that has elapsed as of the last day employed;

●	continuation of health and welfare benefits (other than AD&D and long-term and short-term disability coverage) throughout the 24-month severance period (or until the executive becomes subsequently employed and covered by the health plan of the new employer);

●	continued life insurance coverage through the end of the severance period;

●

vesting or forfeiture of special or other long-term incentive awards, restricted shares, restricted share units, performance shares and cash payouts of long-term incentive awards as determined under the terms of the 2010 LTIP or the agreement relating to the grant (the 2010 LTIP provides for prorated equity vestings and cash payouts for only those existing long-term incentive cycles that began more than a year before the last day employed); and

●	outplacement services for twelve months, the value of which may not exceed $10,000.

Mr. Nowlan’s employment agreement also provides for vesting in accordance with the terms of the applicable plans for all equity grants in the event of a change in control (as defined in those plans) as well as the severance benefits described above if a separation of service results from a change in control or within one year thereafter (provided the full target amount of his annual incentive would be paid in that event rather than a pro rata portion). The agreement also provides for payments in the event of death or disability (described further under Potential Payments Upon Termination below) and a non-compete agreement for the duration of the severance period in the event of involuntary termination of employment.

Other Executives’ Employment Agreements. Other executives of the Company, including Messrs. Villavarayan and Plomin and Ms. Boise entered into employment agreements with the Company in February 2016, December 2015 and August 2016, respectively. These agreements contain provisions with respect to termination without cause and severance in the event of a change of control, similar to those contained in Mr. Craig’s employment agreement (except that (1) the severance period would be 18 months in both cases and (2) the provisions also apply to a termination of employment within two years after a change of control). The agreements also provide for a 12-month non-compete agreement in the event of voluntary termination of employment.

See Potential Payments Upon Termination below for information on the amounts that would be payable to Messrs. Craig, Nowlan, Villavarayan and Plomin and Ms. Boise if their employment had been terminated at the end of fiscal year 2018.

Description of Plan-Based Awards

See Compensation Discussion and Analysis - Elements of the Meritor Compensation Program - Components - Annual Incentives and - Long-Term Incentives above for information on the types of plan-based awards that were made in fiscal year 2018 and are reported in the table above, the applicable performance measures, and how payouts are calculated. See the column headed “Non-Equity Incentive Plan Compensation” and the related footnote in the table under the heading Fiscal Year 2018 Summary Compensation Table above for information on actual annual incentive payments made with respect to fiscal year 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

The following unvested restricted share units and performance share units were held by the Named Executive Officers as of September 30, 2018.

	Stock Awards
			Equity Incentive Plan	Equity Incentive Plan
		Market Value of	Awards: Number of	Awards: Market or Payout
	Number of Shares or	Shares or Units of	Unearned Shares, Units	Value of Unearned Shares,
	Units of Stock That	Stock That Have Not	or Other Rights That	Units or Other Rights That
Name	Have Not Vested (#)(1)	Vested ($)(2)	Have Not Vested (#)(3)	Have Not Vested ($)(2)
Jeffrey A. Craig	725,550	14,046,648	536,758	10,391,635

Kevin A. Nowlan	177,823	3,442,653	145,272	2,812,466

Chris Villavarayan	129,404	2,505,261	115,804	2,241,965

Joseph A. Plomin	118,629	2,296,657	111,552	2,159,647

April Miller Boise	102,320	1,980,915	88,984	1,722,730
____________________

(1)	This column includes the following separate grants of restricted share units that vest upon continuation of employment through the end of the restricted period. This column also includes performance share units subject to continued service vesting requirements following satisfaction of the performance criteria as of fiscal year-end 2018 that vest in December 2018, May 2019 or August 2019 (or, in the case of awards remaining under a special retention grant to Mr. Craig in December 2013, that vest in December 2018).

Name	Type of Grant	Grant Date	Vesting Date	Number of Shares/Units Held as of 9/30/2018
Jeffrey A. Craig	Restricted share units	12/1/2017	12/1/2020	66,156
	Restricted share units	12/1/2016	12/1/2019	112,764
	Restricted share units	12/1/2015	12/1/2018	133,206
	Performance share units	12/1/2015	12/1/2018	366,791(A)
	Performance share units	12/1/2013	12/1/2018	46,634(A)

Kevin A. Nowlan	Restricted share units	4/1/2018	4/1/2021	2,626
	Restricted share units	12/1/2017	12/1/2020	15,570
	Restricted share units	12/1/2016	12/1/2019	30,227
	Restricted share units	12/1/2015	12/1/2018	32,350
	Performance share units	12/1/2015	12/1/2018	97,050(A)

Chris Villavarayan	Restricted share units	2/2/2018	2/2/2021	1,417
	Restricted share units	12/1/2017	12/1/2020	12,908
	Restricted share units	12/1/2016	12/1/2019	24,276
	Restricted share units	5/1/2016	5/1/2019	12,235
	Restricted share units	12/1/2015	12/1/2018	10,466
	Performance share units	5/1/2016	5/1/2019	36,704(A)
	Performance share units	12/1/2015	12/1/2018	31,398(A)

Joseph A. Plomin	Restricted share units	12/1/2017	12/1/2020	12,908
	Restricted share units	12/1/2016	12/1/2019	24,276
	Restricted share units	12/1/2015	12/1/2018	20,361
	Performance share units	12/1/2015	12/1/2018	61,084(A)

April Miller Boise	Restricted share units	12/1/2017	12/1/2020	10,084
	Restricted share units	12/1/2016	12/1/2019	19,577
	Restricted share units	8/15/2016	8/15/2019	18,165
	Performance share units	8/15/2016	8/15/2019	54,494(A)

(A)	Performance share units subject to continued service vesting requirements following satisfaction of the performance criteria as of fiscal year-end 2018. The number of performance share units shown is based on the actual performance level achieved (see Compensation Discussion and Analysis above for information on the performance goals and levels of payout of these awards).

(2)	Based on the number of shares or units multiplied by the NYSE Closing Price on September 28, 2018, the last trading day of fiscal year 2018 ($19.36).

(3)	This column includes the following separate grants of performance share units that are earned at the end of the applicable performance periods, upon the achievement of stated performance goals. The number of performance share units is reported at the maximum level of performance in accordance with SEC Regulation S-K based on the performance for the portion of the performance period through fiscal year-end 2018 exceeding the target level with respect to such performance share units (see Compensation Discussion and Analysis above for information on the performance goals and levels of potential payout of these awards).

Name	Type of Grant	Grant Date	Vesting Date	Number of Shares/Units Held as of 9/30/2018
Jeffrey A. Craig	Performance share units	12/1/2017	12/1/2020	198,466
	Performance share units	12/1/2016	12/1/2019	338,292

Kevin A. Nowlan	Performance share units	4/1/2018	4/1/2021	7,880
	Performance share units	12/1/2017	12/1/2020	46,712
	Performance share units	12/1/2016	12/1/2019	90,680

Chris Villavarayan	Performance share units	2/2/2018	2/2/2021	4,252
	Performance share units	12/1/2017	12/1/2020	38,726
	Performance share units	12/1/2016	12/1/2019	72,826

Joseph A. Plomin	Performance share units	12/1/2017	12/1/2020	38,726
	Performance share units	12/1/2016	12/1/2019	72,826

April Miller Boise	Performance share units	12/1/2017	12/1/2020	30,254
	Performance share units	12/1/2016	12/1/2019	58,730

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2018

The following table includes information with respect to service-based restricted share units and restricted shares held by the Named Executive Officers that vested during fiscal year 2018. None of the Named Executive Officers holds any stock options and accordingly no stock options were exercised by the Named Executive Officers during fiscal year 2018.

	Stock Awards
	Number of Shares	Value Realized on
Name	Acquired on Vesting (#)	Vesting ($)
Jeffrey A. Craig	237,227	5,691,636

Kevin A. Nowlan	38,571	956,175

Chris Villavarayan	30,152	747,468

Joseph A. Plomin	30,152	747,468

April Miller Boise	—	—

FISCAL YEAR 2018 PENSION BENEFITS

Meritor has a tax-qualified defined benefit retirement plan, the Pension Plan, covering salaried and non-represented U.S. employees hired prior to October 1, 2005. Sections 401(a)(17) and 415 of the IRC limit the annual benefits that may be paid from a tax-qualified defined benefit retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, as amended, the Company has established a non-qualified supplemental plan, the Supplemental Pension Plan, that authorizes the payment out of the Company’s general funds of any benefits calculated under provisions of the Pension Plan that may be above limits under these sections. Participation in the Pension Plan and Supplemental Pension Plan was terminated on December 31, 2007 and benefits were frozen as of a specified date, as described below.

Mr. Villavarayan participates in the Pension Plan but does not participate in the Supplemental Pension Plan. Mr. Villavarayan is also a member of the Pension Plan for Eligible Non-Union Salaried Commercial Vehicle Aftermarket and Commercial Vehicle Systems Driveline Employees of Meritor Aftermarket Canada Inc., referred to as the Canadian Pension Plan. The Canadian Pension Plan provides a defined benefit pension entitlement based on earnings and service while he was a Canadian employee. Mr. Villavarayan’s benefit under the Canadian Pension Plan is included in the actuarial present value of the accumulated benefit under the Pension Plan because his benefit under the Canadian Pension Plan is a direct offset to the benefit under the Pension Plan. Messrs. Craig, Nowlan and Plomin and Ms. Boise were not eligible to participate in the Pension Plan and Supplemental Pension Plan because they were hired after October 1, 2005.

The following table shows the years of credited service and the actuarial present value of the accumulated benefit under the Pension Plan for Mr. Villavarayan. This information is provided as of September 30, 2018 (the measurement date used for financial statement reporting purposes), assuming retirement at age 62. No payments were made to Mr. Villavarayan under the Pension Plan during the fiscal year ended September 30, 2018.

		Number of	Present Value of
		Years Credited	Accumulated
Name	Plan Name	Service (#)	Benefit(1) ($)
Jeffrey A. Craig	Meritor Retirement Plan	—	—
	Meritor Supplemental Retirement Plan	—	—

Kevin A. Nowlan	Meritor Retirement Plan	—	—
	Meritor Supplemental Retirement Plan	—	—

Chris Villavarayan	Meritor Retirement Plan	7.58	73,157
	Meritor Supplemental Retirement Plan	—	—

Joseph A. Plomin	Meritor Retirement Plan	—	—
	Meritor Supplemental Retirement Plan	—	—

April Miller Boise	Meritor Retirement Plan	—	—
	Meritor Supplemental Retirement Plan	—	—
____________________

(1)	Information on the valuation method and material assumptions applied in quantifying the present value of the current accrued benefits is included in Note 22 of the Notes to Consolidated Financial Statements in the Form 10-K.

The Pension Plan and the Supplemental Pension Plan provide for annual retirement benefits payable on a straight life annuity basis to participating employees, reduced to reflect the cost of Social Security benefits related to service with the Company. The amount of a participant’s annual benefit generally is calculated as 1.5% of the number that is the average of covered compensation for the highest five consecutive years of the ten years preceding retirement, multiplied by years of service, less the Social Security reduction. Covered compensation includes salary and annual incentive award payout under the ICP (see the column headed “Salary” and footnote 4 to the column headed “Non-Equity Incentive Plan Compensation” in the table under the heading Fiscal Year 2018 Summary Compensation Table above).

The Pension Plan and the Supplemental Pension Plan credit participants with service earned with Meritor and its predecessor companies, as applicable. The Pension Plan and the Supplemental Pension Plan also include “grandfathering” provisions under which the retirement benefits payable to certain long-term employees will be adjusted in some cases to reflect differences between the benefits earned under the plan and those earned under predecessor plans of Arvin Industries, Inc., Meritor Automotive, Inc. or Rockwell International Corporation.

Participants may generally elect to retire under the Pension Plan and the Supplemental Pension Plan any time after reaching age 55, with the annual benefit reduced by 6% for each year that the participant receives benefit payments prior to his or her reaching age 62. As of the last day of fiscal year 2018, Mr. Villavarayan was not eligible for early retirement under this provision. In the event of the participant’s death, the Pension Plan and the Supplemental Pension Plan also provide for the payment of benefits to an employee’s surviving spouse or other beneficiary. The amount of the survivor’s benefit is 60% of the participant’s benefit under the Supplemental Pension Plan, and can range from 0% to 100% of the participant’s benefit under the Pension Plan, depending on the participant’s election as to benefit payment options.

See Note 22 of the Notes to Consolidated Financial Statements in the Form 10-K for information on the funded status of the Pension Plan. The Supplemental Pension Plan is currently unfunded.

Non-union employees hired on or after October 1, 2005, including Messrs. Craig, Nowlan and Plomin and Ms. Boise, are not eligible to participate in the Pension Plan or the Supplemental Pension Plan. In addition, the Pension Plan and the Supplemental Pension Plan were amended, effective December 31, 2007, to provide that benefits were frozen for all participating employees, including Mr. Villavarayan, as of specified dates. Most participating employees ceased accruing benefits effective January 1, 2008. Some participating employees, who either had at least 20 years of service or were age 50 or older with at least 10 years of service, continued to accrue benefits for an additional transition period that ended June 30, 2011. Mr. Villavarayan did not qualify for this transitional accrual period.

For those not eligible to participate in, or whose benefits have been frozen under, the Pension Plan and the Supplemental Pension Plan, the Company makes additional defined contributions to the Savings Plan or Supplemental Savings Plan on behalf of these individuals, with the amount of the contribution depending on the individual’s salary and age. In fiscal year 2018, the Company contributed the following additional amounts to the Savings Plan and Supplemental Savings Plan under this provision on behalf of the Named Executive Officers: Mr. Craig - $79,727; Mr. Nowlan - $34,224; Mr. Villavarayan - $27,412; Mr. Plomin - $30,895; and Ms. Boise - $24,695. Both participant contributions and Company matching contributions to the Savings Plan and Supplemental Savings Plan are always 100% vested. These amounts are included in the amounts reported in the column headed “All Other Compensation” and the related footnote under Fiscal Year 2018 Summary Compensation Table above.

The Company has in the past provided for extra years of credited service under the Pension Plan or Supplemental Pension Plan or additional payments to the Savings Plan or Supplemental Savings Plan in lieu of pension payments in employment agreements for some individuals. None of the Named Executive Officers is entitled to any additional years of credited service or additional payments.

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2018

The following table reflects contributions made by the Named Executive Officers and the Company to the Company’s Supplemental Savings Plan in fiscal year 2018, together with earnings on the accounts of the Named Executive Officers during the fiscal year. There were no withdrawals or distributions to the Named Executive Officers under that plan in fiscal year 2018.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings In	Balance At
	In Last Fiscal	In Last Fiscal	Last Fiscal	Last Fiscal
Name	Year ($)(1)	Year ($)(2)	Year ($)(3)	Year-End ($)(4)
Jeffrey A. Craig	283,726	167,777	290,365	2,660,811

Kevin A. Nowlan	—	25,974	17,628	166,272

Chris Villavarayan	91,147	52,967	-12,377	452,765

Joseph A. Plomin	36,323	48,431	27,069	434,534

April Miller Boise	—	16,445	770	18,464
____________________

(1)	The amounts reported in this column are included in the amounts reported in the column headed “Salary” for 2018 in the table under the heading Fiscal Year 2018 Summary Compensation Table above.

(2)	The amounts reported in this column are included in the amounts reported in the column headed “All Other Compensation” for 2018 in the table under the heading Fiscal Year 2018 Summary Compensation Table above.

(3)	“Earnings” reflects changes in aggregate account value at the end of fiscal year 2018 compared to fiscal year 2017 that do not result from contributions or distributions, including interest, dividends, appreciation or depreciation in stock price and similar items. None of these earnings are reported in the table under the heading Fiscal Year 2018 Summary Compensation Table above.

(4)	Amounts in this column include executive contributions and registrant contributions that were reported as compensation in the Summary Compensation Table for previous years in which the individual in question was a Named Executive Officer.

Description of Non-Qualified Supplemental Savings Plan

Meritor’s Supplemental Savings Plan allows certain executives of the Company, including the Named Executive Officers, to defer amounts that cannot be contributed to the Savings Plan due to deferral and compensation limits imposed by the IRC. Under the Savings Plan, a participant can defer up to 50% of his or her eligible pay, on a before-tax basis, subject to IRC limits, and the Company matches deferrals at the rate of 100% on the first 3% and 50% on the next 3% of eligible pay. Eligible pay includes base salary, annual incentive payout under the ICP and other eligible bonuses. If an executive elects to participate in the Supplemental Savings Plan, he or she can continue to contribute up to 20% of eligible pay on a before-tax basis, even though his or her Savings Plan contributions or eligible pay have reached the annual IRC limits. Both participant contributions and Company matching contributions to the Supplemental Savings Plan are always 100% vested.

The Company also makes non-elective retirement contributions in lieu of pension payments to the Savings Plan, and these contributions would be made to the Supplemental Savings Plan when eligible pay reaches statutory limits. Company pension contributions to the Supplemental Savings Plan vest 20% after two years of employment and 20% each year thereafter, with full vesting occurring after six years of employment.

The plan administrator keeps track of contributions under the Supplemental Savings Plan as if they were invested in investment options selected by the participant. These options include a variety of mutual funds and Common Stock. Growth of the participant’s account depends on the investment results of the selected mutual funds and/or on the market price of, and the payment of dividends on, Common Stock. Earnings for each investment vehicle for fiscal year 2018 were as follows:

Name of Investment Fund	2018 Rate of Return
T. Rowe Price Growth and Income Fund	15.61%
T. Rowe Price Growth Stock Fund	22.25%
T. Rowe Price Mid-Cap Growth Fund	17.79%
T. Rowe Price Government Money Fund	1.19%
T. Rowe Price Stable Value Common Trust Fund	2.12%
T. Rowe Price Retirement 2005 Fund	3.59%
T. Rowe Price Retirement 2010 Fund	4.13%
T. Rowe Price Retirement 2015 Fund	4.89%
T. Rowe Price Retirement 2020 Fund	5.81%
T. Rowe Price Retirement 2025 Fund	6.58%
T. Rowe Price Retirement 2030 Fund	7.39%
T. Rowe Price Retirement 2035 Fund	7.91%
T. Rowe Price Retirement 2040 Fund	8.45%
T. Rowe Price Retirement 2045 Fund	8.66%
T. Rowe Price Retirement 2050 Fund	8.72%
T. Rowe Price Retirement 2055 Fund	8.70%
T. Rowe Price Retirement 2060 Fund	8.71%
T. Rowe Price Retirement Balanced Fund	4.08%
BlackRock Equity Dividend Fund	11.64%
Dodge & Cox International Stock Fund	-5.26%
Met West Total Return	-0.81%
PNC Small Cap Fund	14.00%
Vanguard Institutional Index Fund	17.86%
Vanguard Total International Stock Index Fund	1.61%
Meritor Common Stock	-25.57%

Distributions from the Supplemental Savings Plan are made in cash under one of five options, as elected annually by the participant: (1) a lump sum payment six months following termination of employment; (2) a lump sum payment at the later of age 55 or six months following termination of employment; (3) ten annual installments payable in January of each year beginning the year after the later of age 55 or six months after termination of employment; (4) a lump sum payable five years and six months following termination of employment; or (5) three annual installments paid beginning six months following termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The narrative and tables below describe and quantify potential compensation that could be paid to each of the Named Executive Officers by the Company upon termination of employment as of September 28, 2018, voluntarily or with cause, without cause, upon a change of control (or within stated periods thereafter), and upon retirement, death or disability. Except as noted below, the amounts disclosed in the table are based on actual compensation through September 28, 2018 and estimates of future compensation. The actual amounts that could be paid to the Named Executive Officers are subject to a number of variables and can only be determined after occurrence of a termination event.

Voluntary Termination of Employment or Involuntary Termination of Employment with Cause

A Named Executive Officer would be entitled to the following under the Company’s current policies, plans and any applicable employment agreements upon voluntary termination of employment or involuntary termination of employment with cause. “Cause” is defined generally as a continued and willful failure to perform duties; gross misconduct that is materially and demonstrably injurious to the Company; or conviction of or pleading guilty (or no contest) to a felony or to another crime that materially and adversely affects the Company.

Compensation and Benefits. If a Named Executive Officer were to voluntarily resign from his or her position or be terminated for cause, he or she would be entitled only to accrued and unpaid compensation. Participation in benefit plans would cease upon termination.

Incentive Plan Payments and Equity Awards. Upon voluntary termination or termination with cause, a Named Executive Officer would not be entitled to annual incentive or long-term incentive performance plan participation and all unvested equity grants (including unvested restricted shares, restricted share units and performance share units) would be forfeited.

Savings Plan Distributions. Participants in the Savings Plan are generally entitled to a lump sum distribution of the vested interest in their Savings Plan accounts upon any termination of service. Participants in the Supplemental Savings Plan are entitled to receive distributions of the vested portion of their accounts, either in a lump sum or in ten annual installments, at age 55 or six months after any termination of employment, depending on the election made by the participant. All participant contributions and Company matching contributions to the Savings Plan and Supplemental Savings Plan and any related earnings are immediately 100% vested. Retirement contributions made by the Company to the Savings Plan and Supplemental Savings Plan in lieu of participation in the Pension Plan or Supplemental Pension Plan vest 20% for each full year of the participant’s employment beginning with the second year, with full vesting of accounts after completion of six years of service.

The Named Executive Officers would be entitled to receive a distribution of all of their employee and Company-matching contributions and any related earnings from their Savings Plan and Supplemental Savings Plan accounts upon voluntary termination or termination with cause. The Company also makes retirement contributions to the Savings Plan and Supplemental Savings Plan on behalf of the Named Executive Officers in lieu of participation in the Pension Plan and Supplemental Pension Plan. As of September 28, 2018, these additional retirement contributions had vested 100% for all of the Named Executive Officers, and they are eligible to receive a distribution of 100% of their accounts with respect to these contributions upon voluntary termination or termination with cause.

Termination of Employment without Cause

Upon termination without cause, a Named Executive Officer’s compensation and benefits would be governed by the terms of his or her employment letter or agreement, as follows:

Mr. Craig’s Employment Agreement. Mr. Craig entered into an employment agreement with the Company in April 2015, which superseded his previous employment agreement. Under the terms of this agreement, if the Company terminates his employment without cause, he would receive any accrued and unpaid compensation, together with the following severance payments and benefits:

●	Severance pay: He would receive severance pay, at his then-current salary, for a severance period of 12 months.

●	Annual incentive: He would participate in the current year annual incentive as if he had been employed for the entire year, based on actual performance.

●

Long-term incentives (see Outstanding Equity Awards at Fiscal Year-End 2018 and Compensation Discussion and Analysis above for further information on the different types of long-term incentive awards that are currently outstanding): Vesting or forfeiture of special or other long-term incentive awards, including restricted shares, restricted share units, performance shares and payouts under performance plans would be determined under the terms of the 2010 LTIP or the applicable grant agreement. The 2010 LTIP provides for prorated equity vestings and cash payouts for only those existing long-term incentive cycles that began more than a year before the last day employed.

●

Benefits: He would be entitled to continuation of health and welfare benefits (other than AD&D and long-term and short-term disability coverage) throughout the severance period (or until he becomes subsequently employed and covered by the health plan of the new employer). He also would receive continued life insurance coverage through the end of the severance period.

●	Retirement plans: Savings Plan and Supplemental Savings Plan participation would cease at the end of active employment.

●	Outplacement services: He would receive outplacement services at the Company’s expense for twelve months in an amount not to exceed $10,000.

No perquisites or allowances would be provided to him or paid for by the Company during the severance period. Annual incentive and long-term incentive payouts would occur at the time applicable for all participating employees. All other amounts would be payable periodically over the severance period, with timing of some payments delayed to comply with Section 409A of the IRC.

Mr. Nowlan’s Employment Agreement. Mr. Nowlan entered into an employment agreement with the Company in 2013. Under the terms of this employment agreement, if the Company terminates his employment without cause, he would receive any accrued and unpaid compensation, together with the following severance payments and benefits:

●	Severance pay: He would receive severance pay, at his then-current salary, for a severance period of 24 months.

●	Annual incentive: He would participate in the current year annual incentive on a pro rata basis, for the portion of the year during which he was actively employed, based on actual performance.

●

Long-term incentives (see Outstanding Equity Awards at Fiscal Year-End 2018 and Compensation Discussion and Analysis above for further information on the different types of long-term incentive awards that are currently outstanding): Vesting or forfeiture of special or other long-term incentive awards, including restricted shares, restricted share units, performance shares and payouts under performance plans would be determined under the terms of the 2010 LTIP or the applicable grant agreement. The 2010 LTIP provides for prorated equity vestings and cash payouts for only those existing long-term incentive cycles that began more than a year before the last day employed.

●

Benefits: He would be entitled to continuation of health and welfare benefits (other than AD&D and long-term and short-term disability coverage) throughout the severance period (or until he becomes subsequently employed and covered by the health plan of the new employer). He also would receive continued life insurance coverage through the end of the severance period.

●	Retirement plans: Savings Plan and Supplemental Savings Plan participation would cease at the end of active employment.

●	Outplacement services: He would receive outplacement services at the Company’s expense for twelve months in an amount not to exceed $10,000.

No perquisites or allowances would be provided to him or paid for by the Company during the severance period. Annual incentive and long-term incentive payouts would occur at the time applicable for all participating employees. All other amounts would be payable periodically over the severance period, with timing of some payments delayed to comply with Section 409A of the IRC.

Other Named Executive Officers’ Employment Agreements. Messrs. Villavarayan and Plomin and Ms. Boise entered into employment agreements with the Company in February 2016, December 2015 and August 2016, respectively. These agreements have substantially the same provisions with respect to termination without cause as Mr. Craig’s employment agreement, described above, except that severance pay would be for a period of 18 months and annual incentive payments would be prorated for the portion of the year during which they were actively employed.

Savings Plan Distributions. Upon termination without cause, the Named Executive Officers would also be entitled to a distribution of certain amounts in their Savings Plan and Supplemental Savings Plan accounts, as described above under “Voluntary Termination of Employment or Involuntary Termination of Employment with Cause.”

Termination of Employment upon Change of Control

Under their employment agreements, Messrs. Craig and Nowlan would receive substantially the same salary payments and benefits in the case of a termination of employment upon change of control (or within one year thereafter) as those outlined above for a termination of employment without cause, except that: (1) the severance period would be 24 months for each of them and (2) annual incentives for the current year would be paid out at target.

With respect to Messrs. Villavarayan and Plomin and Ms. Boise, their employment agreements have substantially the same provisions with respect to termination of employment upon a change of control as Mr. Craig’s employment agreement, described above, except that (1) severance pay would be for a period of 18 months; and (2) the provisions also apply to a termination of employment within two years after a change of control.

Vesting of equity and equity-based awards, payouts with respect to performance plans and treatment of stock options are governed by the provisions of the long-term incentive plan under which they were granted. Pursuant to the terms of awards outstanding under the 2010 LTIP, awards do not vest solely upon a change of control. However, upon a termination of employment other than for cause (including retirement, death, disability, termination without cause or termination for good reason) within two years after a change of control, awards vest in full and are deemed fully earned on the termination date, and performance-based awards are paid out at the target amount as of the date of the change of control.

The amounts in the tables below with respect to termination upon change of control reflect the provisions applicable to each grant, as described above, as if the triggering event had occurred on the last day of fiscal year 2018.

Retirement

Upon retirement, a Named Executive Officer may be eligible for the following payments and benefits:

Defined Benefit Pension Plans. Mr. Villavarayan participates in the Pension Plan. The present value of his accumulated benefits is disclosed above in the table under the heading Fiscal Year 2018 Pension Benefits. He was not eligible to retire under the Pension Plan as of the last day of fiscal year 2018, and therefore no amounts are included in the table below. The other Named Executive Officers do not participate in the Pension Plan or Supplemental Pension Plan, and no benefits under those plans would be paid to them, even if they were eligible for retirement.

Savings Plan Distributions. Upon retirement, the Named Executive Officers would be entitled to a distribution of amounts in their Savings Plan and Supplemental Savings Plan accounts, including any vested Company contributions in lieu of Pension Plan or Supplemental Pension Plan participation, as described above under “Voluntary Termination of Employment or Involuntary Termination of Employment with Cause.”

Incentive Plan Payments and Equity Awards. Messrs. Craig and Plomin are eligible to retire and would be entitled to pro rata participation in the annual incentive plan based on the portion of the year employed. They would also be entitled to participation in each outstanding three-year performance cycle on the same basis and to the same extent as if employed for the entire period. Equity and equity-based awards, including restricted shares, restricted share units and performance share units, would continue to vest in accordance with their terms as if still employed if granted at least one year prior to retirement, but would be forfeited if granted less than a year prior to retirement.

The other Named Executive Officers are not eligible to retire under the Company’s retirement plans at the end of fiscal year 2018 and, therefore, would not be entitled to the vesting and payouts described above.

See “Termination of Employment upon Change of Control” above for information on additional provisions that would apply with respect to long-term incentive awards upon retirement within two years after a change of control.

Death

In the event of death, a Named Executive Officer’s beneficiary would receive the following benefits:

Insurance. The Named Executive Officer’s beneficiary would be entitled to the proceeds of Company-sponsored life insurance policies.

Compensation and Benefits. In addition to any accrued and unpaid compensation, the Named Executive Officer’s spouse and other dependents would be eligible for one month of salary and continuation of medical benefits for a period of six months.

Incentive Plan Payments and Equity Awards. The Named Executive Officer’s beneficiary would be entitled to a pro rata portion of any annual incentive based on the portion of the year that the Named  Executive Officer was employed. He or she would also be entitled to pro rata payouts under the long-term incentive plan for each three-year performance plan, and vesting of a pro rata portion of unvested restricted shares, restricted share units and performance share units, based on actual time worked.

See “Termination of Employment upon Change of Control” above for information on additional provisions that would apply with respect to long-term incentive awards upon death within two years after a change of control.

Savings Plan Distributions. Upon the death of a Named Executive Officer, his or her beneficiary would be entitled to distribution of amounts in the Named Executive Officer’s Savings Plan and Supplemental Savings Plan accounts, including any vested Company contributions in lieu of Pension Plan or Supplemental Pension Plan participation, as described above under “Voluntary Termination of Employment or Involuntary Termination of Employment with Cause.”

Disability

In the event of disability, which is defined generally as the inability to perform the duties of his or her current job as a result of disease or injury, a Named Executive Officer would be entitled to the following benefits:

Compensation and Benefits. The Named Executive Officer would be entitled to continuation of full or partial salary (depending on years of service) for a period of six months, as short-term disability benefits, after which the Named Executive Officer would receive either 50% of salary (subject to tax and with a monthly maximum of $3,000) or 60% of salary (untaxed and with a monthly maximum of $20,000), depending on the benefit election made under the long-term disability program. After 1.5 years on long-term disability benefits, continued eligibility would be based on the inability to perform any job for which the Named Executive Officer is qualified by education, training or experience. Medical, dental, vision and life insurance benefits would continue during the period of receipt of long-term disability benefits as if still employed.

Incentive Plan Payments and Equity Awards. The Named Executive Officer would be entitled to a pro rata portion of any annual incentive based on the portion of the year during which he or she was employed. He or she would also be entitled to pro rata payouts under the long-term incentive plan for each three-year performance plan and vesting of a pro rata portion of unvested restricted shares, restricted share units and performance share units, based on actual time worked.

See “Termination of Employment upon Change of Control” above for information on additional provisions that would apply with respect to long-term incentive awards upon disability within two years after a change of control.

Savings Plan Distributions. A Named Executive Officer would be entitled to distributions under the savings plans, as described above under “Voluntary Termination of Employment or Involuntary Termination of Employment with Cause.”

Potential Payments at Fiscal Year-End 2018

Assuming termination for the stated reasons on the last business day of fiscal year 2018, and giving effect to the agreements and plan provisions described above, Messrs. Craig, Nowlan, Villavarayan and Plomin and Ms. Boise would receive the following estimated payments and benefits under the agreements and plans in effect on September 28, 2018 described above. Amounts attributable to savings plan distributions, life and disability insurance, and health and welfare benefits in the event of death or disability are not included in the tables below because they are available to the Named Executive Officers on the same basis as other salaried employees.

Jeffrey A. Craig
			Vesting of
			Restricted
			Shares,	Health and
	Severance	Annual	RSUs and	Welfare	Outplacement
Termination Event	Pay ($)(1)	Incentive ($)(2)	PSUs ($)(3)	Benefits ($)	Services ($)	Total ($)
Voluntary Termination or
Termination with Cause	—	—	—	—	—	—
Termination without Cause	900,000	1,624,455	9,175,369	9,791	10,000	11,719,615
Termination Upon Change of Control
-Termination without cause	1,800,000	945,000	19,242,465	19,582	10,000	22,017,048
-Death	—	945,000	19,242,465	4,896	—	20,192,361
-Disability	—	945,000	19,242,465	—	—	20,187,465
Retirement	—	1,624,455	16,040,534	—	—	17,664,989
Death	75,000	1,624,455	14,239,622	4,896	—	15,943,973
Disability	—	1,624,455	14,239,622	—	—	15,864,077

Kevin A. Nowlan
			Vesting of
			Restricted
			Shares,	Health and
	Severance	Annual	RSUs and	Welfare	Outplacement
Termination Event	Pay ($)(1)	Incentive ($)(2)	PSUs ($)(3)	Benefits ($)	Services ($)	Total ($)
Voluntary Termination or
Termination with Cause	—	—	—	—	—	—
Termination without Cause	1,200,000	773,550	2,157,782	36,752	10,000	4,178,083
Termination Upon Change of Control
-Termination without cause	1,200,000	450,000	4,848,886	36,752	10,000	6,545,638
-Death	—	450,000	4,848,886	9,188	—	5,308,074
-Disability	—	450,000	4,848,886	—	—	5,298,886
Retirement	—	—	—	—	—	—
Death	50,000	773,550	3,490,570	9,188	—	4,323,308
Disability	—	773,550	3,490,570	—	—	4,264,120

Chris Villavarayan
			Vesting of
			Restricted
			Shares,	Health and
	Severance	Annual	RSUs and	Welfare	Outplacement
Termination Event	Pay ($)(1)	Incentive ($)(2)	PSUs ($)(3)	Benefits ($)	Services ($)	Total ($)
Voluntary Termination or
Termination with Cause	—	—	—	—	—	—
Termination without Cause	750,000	644,625	1,563,610	13,210	10,000	2,981,446
Termination Upon Change of Control
-Termination without cause	750,000	375,000	3,626,244	13,210	10,000	4,774,454
-Death	—	375,000	3,626,244	4,403	—	4,005,648
-Disability	—	375,000	3,626,244	—	—	4,001,244
Retirement	—	—	—	—	—	—
Death	41,667	644,625	2,435,498	4,403	—	3,126,193
Disability	—	644,625	2,435,498	—	—	3,080,123

Joseph A. Plomin
			Vesting of
			Restricted
			Shares,	Health and
	Severance	Annual	RSUs and	Welfare	Outplacement
Termination Event	Pay ($)(1)	Incentive ($)(2)	PSUs ($)(3)	Benefits ($)	Services ($)	Total ($)
Voluntary Termination or
Termination with Cause	—	—	—	—	—	—
Termination without Cause	675,000	580,163	1,442,830	28,349	10,000	2,736,341
Termination Upon Change of Control
-Termination without cause	675,000	337,500	3,376,481	28,349	10,000	4,427,329
-Death	—	337,500	3,376,481	9,450	—	3,723,430
-Disability	—	337,500	3,376,481	—	—	3,713,981
Retirement	—	580,163	2,751,714	—	—	3,331,877
Death	37,500	580,163	2,380,741	9,450	—	3,007,853
Disability	—	580,163	2,380,741	—	—	2,960,904

April Miller Boise
			Vesting of
			Restricted
			Shares,	Health and
	Severance	Annual	RSUs and	Welfare	Outplacement
Termination Event	Pay ($)(1)	Incentive ($)(2)	PSUs ($)(3)	Benefits ($)	Services ($)	Total ($)
Voluntary Termination or
Termination with Cause	—	—	—	—	—	—
Termination without Cause	660,000	491,634	1,253,625	28,349	10,000	2,443,607
Termination Upon Change of Control
-Termination without cause	660,000	286,000	2,842,280	28,349	10,000	3,826,629
-Death	—	286,000	2,842,280	9,450	—	3,137,730
-Disability	—	286,000	2,842,280	—	—	3,128,280
Retirement	—	—	—	—	—	—
Death	36,667	491,634	1,691,477	9,450	—	2,229,228
Disability	—	491,634	1,691,477	—	—	2,183,111

(1)

Based on annual salary as of the last day of fiscal year 2018. For Messrs. Craig, Nowlan, Villavarayan and Plomin and Ms. Boise, severance pay in the event of involuntary termination of employment without cause would be contingent on compliance with the non-compete provisions in their employment agreements.

(2)

The executive would be entitled to annual incentive participation for fiscal year 2018 in accordance with the terms of the ICP. For this purpose, actual incentive compensation paid for fiscal year 2018 has been included, except in the case of termination upon change of control, in which case the target annual incentive compensation amount has been included.

(3)

Based, as applicable, on the number of unvested shares of restricted stock, unvested restricted share units and unvested performance share units (reported at the actual performance level achieved for the fiscal 2016-2018 performance cycle and achievement at the target levels for the fiscal 2017-2019 and fiscal 2018-2020 performance cycles), as follows:

●	in the case of termination upon change of control, the total number granted;

●	in the case of termination without cause, a prorated number of shares of restricted stock, restricted share units and performance share units for only those existing long-term incentive cycles that began more than a year before the last day employed; and

●	in the case of death and disability, a prorated number of shares of restricted stock, restricted share units and performance share units, based on active time worked prior to the date of the death or disability.

In each case, the applicable numbers are multiplied by the NYSE Closing Price on September 28, 2018 ($19.36), the last trading day of fiscal year 2018.

CEO PAY RATIO

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees (excluding our CEO), the annual total compensation of our CEO, Mr. Craig, and the ratio of these two amounts. To identify our median employee, we utilized the consistently applied compensation measure of total direct compensation (“TDC”) for the period from October 2, 2017 to September 30, 2018, which consisted of the sum of annual base pay and the value of annual and target long-term incentives. For hourly workers, annual base pay was calculated using standard hours worked during 2018 multiplied by the applicable hourly rate. In addition, we annualized the total compensation for any employees (full-time and part-time) that began employment with the Company after October 2, 2017. Also, for employees compensated in non-U.S. currencies, TDC was converted to U.S. dollars based on exchange rates as of September 30, 2018.

For 2018, the median TDC of all employees of the Company (other than the CEO), was $38,480. The total compensation of the CEO was $7,842,647. Based on this information, the ratio of the annual total compensation of the Company’s CEO to the median of the annual total compensation of all employees was approximately 204 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio we have reported.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. We provide this advisory vote on an annual basis, and the next such vote will occur at the Annual Meeting of Shareholders in 2020.

As described in detail under the heading Executive Compensation - Compensation Discussion and Analysis, we believe our executive compensation program is balanced, seeks to closely align the interests of our Named Executive Officers with the long-term interests of our shareholders, and is focused on pay for performance in support of Meritor’s business objectives. As you review the Compensation Discussion and Analysis section of this proxy statement and the other sections related to executive compensation, you should note the following:

●	The Company’s annual incentive compensation and long-term incentive compensation are both based on the achievement of business objectives that support Meritor’s long-term success.
●

A substantial portion of our Named Executive Officers’ compensation is tied to Meritor’s stock performance (including the equity-based awards reflected in the tables under the headings Executive Compensation – Fiscal Year 2018 Summary Compensation Table and -Grants of Plan-Based Awards in Fiscal Year 2018 above), which aligns executive and shareholder interests.

●	We utilize three-year vesting cycles for service-based restricted shares and restricted share units and for performance-based long-term incentive awards to promote a longer-term focus.
●	Our compensation actions show that we maintain a pay-for-performance culture by basing a significant portion of payments under our incentive plans on achievement of measurable business objectives.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement, in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Fiscal Year 2018 Summary Compensation Table and the other related tables and disclosure in the Proxy Statement.”

The Board of Directors recommends that you vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee, in accordance with its written charter, assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of Meritor. The Audit Committee’s function is more fully described in its charter, which is summarized above under the heading Board of Directors and Committees – Committees – Audit Committee and is available in the section headed “Investors – Corporate Governance” on the Meritor website (www.meritor.com). The five directors listed below were the members of the Audit Committee who participated in the review, discussions and recommendation with respect to the Audit Committee Report for fiscal year 2018.

The Board has determined that (1) all of the members of the Audit Committee meet the criteria for independence specified in the listing standards of the New York Stock Exchange; (2) all of the members of the Audit Committee are “financially literate,” and one or more members of the Audit Committee possess accounting or related financial management expertise (as these qualifications are interpreted in the business judgment of the Board), in each case as required by the listing standards of the New York Stock Exchange; and (3) Jan A. Bertsch and William J. Lyons qualify as “audit committee financial experts,” as required by the SEC and defined in Regulation S-K. Each member of the Audit Committee has either education and high-level experience in financial matters, or an extensive working knowledge of financial matters acquired through operational experience leading significant businesses. This mix of financial and operational expertise provides the Audit Committee with diverse viewpoints on financial matters and enhances its effectiveness. The qualifications of each Audit Committee member are disclosed under the heading Election of Directors – Information as to Nominees for Director and Continuing Directors above.

The Audit Committee is responsible for annual selection and overseeing the independence, qualifications and performance of the independent auditors. The criteria considered by the Audit Committee in carrying out this responsibility are discussed below under the heading Proposal to Approve the Selection of Auditors. The Audit Committee is also responsible for approval of the independent auditor’s compensation and, as a policy, all services provided and the related budgets are pre-approved. The procedure for approval of independent auditor compensation is discussed in more detail under the heading Independent Accountants’ Fees below.

The Audit Committee is also responsible for reviewing significant internal control matters, the adequacy of the system of internal controls, the internal audit charter, the scope of the annual internal audit plan and the results of internal audits. The Audit Committee also consults with management as to appointment, reassignment, replacement, dismissal and compensation of the internal auditor.

Management is responsible for the financial reporting process, including the system of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent auditor’s report. The Audit Committee relies, without independent verification, on the information provided to it, the representations made by management and the independent auditors and the report of the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2018 with the Company’s management and with Deloitte & Touche LLP (Deloitte), the Company’s independent auditors. The Audit Committee has also reviewed and discussed communications from both management and Deloitte regarding internal controls over financial reporting, as required by the Public Company Accounting Oversight Board’s Auditing Standard No. 5, “An Audit of Internal Control over Financial Reporting That is Integrated with an Audit of Financial Statements,” and applicable SEC rules.

The discussions with Deloitte also included the overall scope of and plans for the audit and the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.” In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte their independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Meritor’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the Securities and Exchange Commission.

Audit Committee

William J. Lyons, Chairman
Jan A. Bertsch
Rodger L. Boehm
Rhonda L. Brooks
Thomas L. Pajonas

INDEPENDENT ACCOUNTANTS’ FEES

During the last two fiscal years, Deloitte billed Meritor and its subsidiaries the following fees for its services:

	Fiscal Year Ended September 30,
	2017	2018
Audit fees(a)	$5,204,000	$5,024,000
Audit-related fees(b)	100,000	28,000
Tax fees(c)	851,000	460,000
All other fees	—	—
TOTAL	$6,155,000	$5,512,000
____________________

(a)	Includes fees related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(b)	Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees principally include amounts for the services provided in connection with our securities offerings.

(c)	Includes fees for tax consulting and compliance.

Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related and tax services provided by Deloitte in fiscal years 2017 and 2018 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

PROPOSAL 3 - APPROVE THE SELECTION OF AUDITORS

The Audit Committee of the Board of Directors of Meritor has selected the firm of Deloitte & Touche LLP as the auditors of the Company, subject to the approval of the shareholders. Deloitte & Touche LLP have acted as auditors for Meritor and its predecessor company, Meritor Automotive, Inc., since 1996.

Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered, among other things, the qualifications of that firm and the quality of its work, including its performance for Meritor, its ability and expertise in handling the breadth and complexity of Meritor’s world-wide operations, the appropriateness of its fees and its reputation for integrity and for competence in the fields of accounting and auditing. The members of the Audit Committee and the Board of Directors currently believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders. Representatives of Deloitte & Touche LLP are expected to attend the 2019 Annual Meeting, are expected to be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote “FOR” the proposal to approve the selection of Deloitte & Touche LLP to act as auditors for Meritor.

PROPOSAL 4 - APPROVE AMENDMENTS TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Our Amended and Restated Articles of Incorporation, referred to as the Articles, currently provide for our Board of Directors to be classified into three classes of directors, with only one class of directors elected at each annual meeting of shareholders to serve for a three-year term. Our Board of Directors has unanimously approved, and recommends that our shareholders approve, amendments to our Articles to provide for the phased-in declassification of our Board of Directors culminating in the annual election of all directors. Under Indiana law and our Articles, the affirmative vote of holders representing at least 80% of the voting power of our Common Stock is required to approve these proposed amendments to our Articles. The amendments that are the subject of this Proposal 4 are limited to the amendments to Section 7.02 of the Articles, as provided in Appendix A.

Historically, our Board of Directors determined that a classified board structure was advantageous as it provided for increased director independence, continuity and stability, as well as afforded us certain protections against hostile takeovers. However, the corporate governance trend in recent years has been away from classified boards and in favor of electing all directors annually. After weighing the various considerations, and upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors concluded that a phased-in declassification of the board over a three-year period is in the best interests of the Company and its shareholders.

The amendments that are the subject of this Proposal 4 will not affect the existing terms of our directors, and the directors who are up for election at the 2019 Annual Meeting will still be elected for three-year terms, even if Proposal 4 is approved. If the proposed amendments are approved, our Articles would be amended after the 2019 Annual Meeting to eliminate the classified structure of the Board of Directors over a three-year period. Specifically, our Articles, as amended, would provide that (i) the directors standing for election at our 2020 annual meeting would stand for election for one-year terms; (ii) the directors standing for election at our 2021 annual meeting, which would include the directors elected in 2020, would stand for election for one-year terms; and (iii) beginning in 2022, all directors would stand for election for one-year terms at the Annual Meeting. Culminating in 2022, our Board of Directors would be fully declassified.

If the amendments to Section 7.02 of our Articles are approved by our shareholders, management will file amended and restated Articles with the Indiana Secretary of State following the annual meeting to incorporate the approved amendments. The amended and restated Articles would become effective upon acceptance of the filing by the Indiana Secretary of State. Upon the approval of this proposal and the acceptance of the amended and restated Articles by the Indiana Secretary of State, corresponding amendments to our By-Laws would also be made.

If this proposal is not approved by our shareholders, the proposed amendments to Section 7.02 of our Articles will not be made and the existing Section 7.02 of our Articles, including the provisions that provide for a classified board, will remain in effect.

The Board of Directors recommends that you vote “FOR” the proposal to approve the amendments to our Amended and Restated Articles of Incorporation to declassify the Board of Directors.

PROPOSAL 5 - APPROVE AMENDMENTS TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ALLOW SHAREHOLDERS TO AMEND OUR AMENDED AND RESTATED BY-LAWS

Our Board of Directors has unanimously approved, and recommends that our shareholders approve, amendments to our Articles to provide shareholders with the ability to amend our Amended and Restated ByLaws, referred to as the By-Laws. Under Indiana law and our Articles, the affirmative vote of holders representing at least 80% of the voting power of our Common Stock is required to approve these proposed amendments to our Articles. The amendments that are the subject of this Proposal 5 are limited to the amendments to Section 7.04 of the Articles, as provided in Appendix A.

Indiana law provides that, unless otherwise specified by the articles of incorporation, only a corporation’s board of directors may amend or repeal the by-laws. Our Articles currently provide our Board of Directors with the exclusive power to make, alter, amend or repeal the By-Laws.

Our Board of Directors is committed to good corporate governance and has carefully considered the advantages and disadvantages of adopting a change to our Articles to provide our shareholders with the ability to amend our By-Laws. After weighing these considerations, and upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has concluded that amending the Articles to allow shareholders to amend our By-Laws will enhance our corporate governance practices by giving shareholders a say in important governance principles.

If the amendments to Section 7.04 of our Articles are approved by our shareholders, management will file amended and restated Articles with the Indiana Secretary of State following the annual meeting to incorporate the approved amendments. The amended and restated Articles would become effective upon acceptance of the filing by the Indiana Secretary of State. Upon the approval of this proposal and the acceptance of the amended and restated Articles by the Indiana Secretary of State, corresponding amendments to our By-Laws would also be made.

If this proposal is not approved by our shareholders, the proposed amendments to Section 7.04 of our Articles will not be made and the existing Section 7.04 of our Articles, including the default position under Indiana law reserving authority to amend our By-Laws solely to the Board of Directors, will remain in effect.

The Board of Directors recommends that you vote “FOR” the proposal to approve the amendments to our Amended and Restated Articles of Incorporation to allow shareholders to amend our Amended and Restated By-Laws.

VOTE REQUIRED

The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to be cast on any matter to be acted on at the 2019 Annual Meeting is necessary to have a quorum. Once a share is represented with respect to any matter, it is deemed present for quorum purposes for the remainder of the meeting. Assuming a quorum is present, the vote required for approval of each proposal is as follows:

●	Proposal 1: Election of Directors —

○

Plurality. Under Indiana law and our By-Laws, the three nominees who receive the greatest number of votes for election as Class I directors cast by the holders of our Common Stock entitled to vote at the meeting will become directors at the conclusion of the tabulation of votes. A properly executed proxy marked “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

○

Majority Vote Policy. Under the Company’s majority vote policy (as described above under the heading Corporate Governance at Meritor – Board Composition), any nominee for director who is elected but who receives a greater number of “withhold” votes than “for” votes in an uncontested election is required to tender his or her resignation promptly after the certification of the election results. The Corporate Governance and Nominating Committee will consider the matter and recommend to the Board what action should be taken. The Board is required to take action and publicly disclose its decision, including the underlying rationale, within 90 days of certification of the election results.

●

Proposal 2: Advisory Vote on Executive Compensation — The proposal relating to the advisory vote on executive compensation will be considered approved if more votes are cast in favor of the proposal than are cast against it. This proposal is advisory in nature, which means that it is not binding on the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

●	Proposal 3: Selection of Auditors — Under Indiana law and our By-Laws, more votes must be cast in favor of the proposal to approve the selection of auditors than are cast against it.

●

Proposal 4: Amendments to Articles to Declassify the Board of Directors — Under Indiana law and our Articles, the affirmative vote of holders representing at least 80 percent of the voting power of our Common Stock is required to approve the proposed amendments to our Articles to declassify our Board of Directors.

●

Proposal 5: Amendments to Articles to Allow Shareholders to Amend our By-Laws — Under Indiana law and our Articles, the affirmative vote of holders representing at least 80 percent of the voting power of our Common Stock is required to approve the proposed amendments to our Articles to allow shareholders to amend our By-Laws.

Abstentions and broker non-votes will have the following effects on the outcome of the proposals:

●

Effect of Abstentions — Under Indiana law, an abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting will not affect the outcome of the election of directors, the advisory vote on executive compensation or the proposal to approve the selection of auditors. Abstentions will have the same effect as a vote against the proposal to amend our Articles to declassify our Board of Directors and the proposal to amend our Articles to allow shareholders to amend our By-Laws.

●

Effect of Broker Non-Votes — If your shares of Common Stock are held in “street name” and you do not give your broker voting instructions, your broker will have discretion to vote your shares only for the proposal to approve the selection of auditors. With respect to all other matters to be voted on at the 2019 Annual Meeting, the votes associated with shares held in “street name” for which you do not give your broker voting instructions will be considered “broker non-votes,” which means your broker will not have discretion to vote your shares on those matters. Broker non-votes will not affect the outcome of the election of directors or the advisory vote on executive compensation. Broker non-votes will have the same effect as a vote against the proposal to amend our Articles to declassify our Board of Directors and the proposal to amend our Articles to allow shareholders to amend our ByLaws.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented at the meeting. In the event of a vote on any matters other than those referred to in items (1), (2), (3), (4) and (5) of the accompanying Notice of 2019 Annual Meeting of Shareholders, it is intended that properly given proxies will be voted on the additional matters in accordance with the judgment of the person or persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of Meritor equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater-than-ten percent shareholders are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and information and representations furnished by our officers and directors, we believe that all our officers, directors and greater-than-ten percent beneficial owners have filed with the SEC on a timely basis all required forms with respect to transactions in Meritor securities in fiscal year 2018, except that (i) Mr. Bialy did not timely file one Form 4 in fiscal year 2018 reflecting one transaction and (ii) Mr. Villavarayan did not timely file one Form 4 in fiscal year 2018 reflecting one transaction.

ANNUAL REPORTS

Our Annual Report to Shareholders, including the Form 10-K and financial statements, for the fiscal year ended September 30, 2018, was either made available electronically or mailed to shareholders with this proxy statement.

EXPENSES OF SOLICITATION

Meritor will bear the cost of the solicitation of proxies. In addition to the use of the mails and use of a website to make proxy materials available electronically, proxies may be solicited personally, or by telephone, telegraph, telecopy, Internet or other means of communication by our directors, officers and employees without additional compensation and by the outside proxy solicitor of Meritor, Innisfree M&A Incorporated (Innisfree). Meritor will pay Innisfree a fee of up to $20,000 plus reasonable out-of-pocket expenses. As usual, we will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of resending proxy materials to principals and obtaining their proxies.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Under the SEC’s rules and regulations, shareholder proposals for the 2020 Annual Meeting of Shareholders must be received on or before August 16, 2019, at the Office of the Corporate Secretary at our headquarters, 2135 West Maple Road, Troy, Michigan 48084-7186, in order to be eligible for inclusion in our proxy materials. In addition, our By-Laws require a shareholder desiring to propose any matter for consideration at the 2020 Annual Meeting of Shareholders, other than through inclusion in our proxy materials, to notify our Corporate Secretary in writing at the above address on or after September 26, 2019 and on or before October 26, 2019.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have established procedures for shareholders and other interested parties to communicate directly with non-management members of the Board of Directors. You can contact the Board by mail at: Meritor Board of Directors, 33717 Woodward Ave., PMB 335, Birmingham, MI 48009.

If you have concerns involving internal controls, accounting or auditing, you can contact the Audit Committee directly by mail at: Meritor Audit Committee, 33717 Woodward Ave., PMB 407, Birmingham, MI 48009.

FORWARD LOOKING STATEMENTS

This proxy statement contains statements and estimates relating to future compensation of the Named Executive Officers that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual compensation may differ materially from that projected as a result of certain facts and uncertainties, including but not limited to timing of and reason for termination of employment; compensation levels and outstanding equity and incentive awards at the time of termination; and age and length of service at the time of termination; as well as other facts and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the Company with the SEC. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

December 14, 2018

If your Meritor shares are registered in your name and you plan to attend the Annual Meeting of Shareholders to be held at the Westin Detroit Metropolitan Airport, 2501 World Gateway Place, in Detroit, Michigan 48242 on January 24, 2019, please be sure to:

●	indicate your desire to attend the meeting when you grant your proxy via our Internet or telephone voting procedures; or

●	mark the appropriate box on the proxy card and mail the card using the enclosed envelope.

If your shares are not registered in your own name and you would like to attend the meeting, please bring evidence of your Meritor share ownership with you to the meeting. You should be able to obtain evidence of your Meritor share ownership from the broker, trustee, bank or other nominee who holds your shares on your behalf.

Appendix A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
MERITOR, INC.

ARTICLE 1

IDENTIFICATION

The name of the Corporation is Meritor, Inc. (the “Corporation” or the “Company”).

ARTICLE 2

PURPOSE, POWERS AND DURATION

Section 2.01 Purpose. The purpose for which the Corporation is formed is the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as the same may, from time to time, be amended (the “Act”).

Section 2.02 Powers. The Corporation, subject to any limitations or restrictions imposed by the Act, other law or these Articles of Incorporation, as the same may, from time to time, be amended (these “Articles”), shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including without limitation all powers enumerated in the Act as examples of corporate powers.

Section 2.03 Duration. The Corporation is to have perpetual existence.

ARTICLE 3

REGISTERED OFFICE AND REGISTERED AGENT

The street address of the registered office of the Corporation is:

150 West Market Street
Suite 800
Indianapolis, Indiana 46204

and the name and business office of its registered agent in charge of such office are:

CT Corporation System
150 West Market Street
Suite 800
Indianapolis, Indiana 46204

The undersigned represents that the registered agent named above has consented to the appointment of registered agent.

ARTICLE 4

NUMBER OF AUTHORIZED SHARES

The Corporation shall have authority to issue a total of Five Hundred Thirty Million (530,000,000) shares of the Corporation (“Shares”).

ARTICLE 5

GENERAL PROVISIONS REGARDING SHARES

Section 5.01 Common Stock.

(a) Five Hundred Million (500,000,000) of the Shares that the Corporation has authority to issue constitute a separate and single class of Shares designated as “Common Stock”, which shall have a par value of One Dollar ($1.00) per share and shall not be issued in series, with all shares of Common Stock having identical rights, preferences and limitations.

(b) The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

(i) Dividends. Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock shall be entitled to receive such dividends and distributions in equal amounts per share, payable in cash or otherwise, as may be declared thereon by the Board of Directors of the Corporation (the “Board”) from time to time out of assets or funds of the Corporation legally available therefor.

(ii) Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock. For purposes of this Section 5.01(b)(ii), a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

(iii) Voting. Subject to the rights of holders of Preferred Stock of any series, the holders of Common Stock shall have the right to cast one vote for each duly authorized, issued and outstanding share of Common Stock held by them upon each question or matter submitted generally to the Shareholders.

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Section 5.02 Preferred Stock. Thirty Million (30,000,000) of the Shares that the Corporation has authority to issue constitute a separate and single class of Shares designated as “Preferred Stock”, which shall be without par value, shall rank prior to and be preferred over Common Stock as to assets and dividends, and may be issued in series as follows, with all shares of Preferred Stock of the same series having identical rights, preferences and limitations:

(a) Two Million (2,000,000) shares of Preferred Stock (or such greater or lesser number as may be established pursuant to Section 6.01 of these Articles) constitute a separate and single series designated as “Series A Junior Participating Preferred Stock”, which shall have the relative rights, preferences and limitations set forth in this Article 5 and in Article 6 of these Articles.

(b) The remainder of the Preferred Stock (“Other Preferred Stock”) may be issued in one or more series. Subject to the rights of the holders of any then outstanding Preferred Stock, the Board is vested with authority to determine and state the designations and the relative rights (including voting rights, if any), preferences and limitations of any such series of Other Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any Shares of such series, of an amendment or amendments to these Articles determining the terms of such series (a “Preferred Stock Amendment”). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Amendment) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(iv) the dates at which dividends, if any, shall be payable;

(v) the redemption rights and price or prices, if any, for shares of the series;

(vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

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(ix) restrictions on the issuance of shares of the same series or of any other class or series; and

(x) the voting rights, if any, of the holders of shares of the series.

Except as may be provided in these Articles or in a Preferred Stock Amendment, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and except as may be required by the Act, holders of Preferred Stock shall not be entitled to receive notice of any meeting of Shareholders at which they are not entitled to vote. Subject to the requirements of the Act, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock.

Section 5.03 Issuance of Shares. Subject to the rights of any then outstanding Preferred Stock, the Board has authority to authorize and direct the issuance by the Corporation of Shares on such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles.

Section 5.04 Distributions Upon Shares. Subject to the rights of any then outstanding Preferred Stock, the Board has authority to authorize and direct in respect of the issued and outstanding shares of Common Stock and Preferred Stock (i) the payment of dividends and the making of other distributions by the Corporation at such times, in such amounts and forms, from such sources and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, and (ii) the making by the Corporation of Share dividends and Share splits, pro rata and without consideration, in Shares of the same class or series or in Shares of any other class or series, and without obtaining the affirmative vote or the written consent of the holders of the Shares of the class or series in respect of which the payment or distribution is to be made.

Section 5.05 Preemptive Rights. Unless otherwise determined by the Board, no holder of Shares shall, as such holder, have any right to purchase or subscribe for any Shares of any class which the Corporation may issue or sell, whether or not exchangeable for any Shares of any class or classes and whether out of unissued shares authorized by these Articles as originally filed or by any amendment thereof or out of Shares acquired by it after the issue thereof.

Section 5.06 Acquisition of Shares. Subject to the rights of any then outstanding Preferred Stock, the Board has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Common Stock and Preferred Stock, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles.

Section 5.07 Issuance of Rights, Options and Warrants. Subject to the rights of any then outstanding Preferred Stock, the Board has authority to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of Shares, other securities of the Corporation, or shares or other securities of any successor in interest of the Corporation (a “Successor”), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any Shares, other securities of the Corporation, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles.

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Section 5.08 Record Ownership of Shares. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any Share or Shares (including any holder registered in a book-entry or direct registration system maintained by the Corporation or a transfer agent or a registrar designated by the Board of Directors) as the holder in fact thereof and owner for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Share or Shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by applicable law.

Section 5.09 Recognition Procedure for Beneficial Ownership of Shares. The Board may establish a recognition procedure, which may be included in the By-Laws of the Corporation (as the same may be amended from time to time, the “By-Laws”), by which the beneficial owner of any Share registered on the books of the Corporation in the name of a nominee is recognized by the Corporation, to the extent provided in any such recognition procedure, as the owner thereof.

Section 5.10 Disclosure Procedure for Beneficial Ownership of Shares. The Board may establish a disclosure procedure, which may be included in the By-Laws, by which the name of the beneficial owner of any Share registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Act or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board may include reasonable sanctions to ensure compliance therewith, including without limitation (i) prohibiting the voting of, (ii) providing for mandatory or optional reacquisition by the Corporation of, and (iii) the withholding or payment into escrow of any dividend or other distribution in respect of, any Share of which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

Section 5.11 Liability of Shareholders. The private property of the Shareholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

ARTICLE 6

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

The Series A Junior Participating Preferred Stock shall have the designation and the relative rights, preferences and limitations set forth in this Article 6.

Section 6.01 Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be Two Million (2,000,000). Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

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Section 6.02 Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the second Monday of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 6.02(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

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Section 6.03 Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the Shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in any other Preferred Stock Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of Shareholders of the Corporation.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 6.04 Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 6.02 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

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(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 6.04(a)(iii), purchase or otherwise acquire such shares at such time and in such manner.

Section 6.05 Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in these Articles, or in any Preferred Stock Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.06 Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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Section 6.07 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6.08 No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 6.09 Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

Section 6.10 Amendment. These Articles shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

ARTICLE 7

DIRECTORS, BY-LAWS AND ARTICLES OF INCORPORATION

Section 7.01 Number of Directors. The number of Directors of the Corporation shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the whole Board, provided that such number shall not be less than three (3). A director need not be a Shareholder. The election of directors need not be by ballot unless the By-Laws so require.

Section 7.02 Terms of Directors.

(a) Until the election of directors at the annual meeting of shareholders to be held in 2022, the Directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of Shares, as provided in these Articles or in any Preferred Stock Amendment, shall be divided, with respect to the time for which they severally hold office, into classes, with Directors in each class having the terms of office specified in this Section 7.02. The term of office for the class of Directors elected in 2017 shall expire at the annual meeting of shareholders to be held in 2020, the term of office for the class of Directors elected in 2018 shall expire at the annual meeting of shareholders to be held in 2021, and the term of office for the class of Directors elected in 2019 shall expire at the annual meeting of shareholders to be held in 2022, with each Director to hold office until his or her successor shall have been duly elected and qualified. Commencing at the annual meeting of shareholders to be held in 2020, Directors whose terms expire at such meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders, with each Director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the election of Directors at the annual meeting of shareholders to be held in 2022, the classification of the Board shall terminate and all Directors shall thereupon be elected for a one-year term expiring at the next annual meeting of shareholders.

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(b) Subject to the rights of the holders of any series of Preferred Stock, and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office (i) prior to the election of Directors at the annual meeting of shareholders to be held in 2022, for a term expiring at the annual meeting of shareholders at which the term of office of the class of Directors to which such Director has been elected expires or (ii) commencing with the election of Directors at the annual meeting of shareholders to be held in 2022, for a term expiring at the next annual meeting of such shareholders, and in each case until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the whole Board shall shorten the term of any incumbent Director.

Section 7.03 Removal for Cause. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of Shares, as provided in these Articles or in any Preferred Stock Amendment, to elect additional Directors under specific circumstances, no Director of the Corporation shall be removed from his or her office as a Director by vote or other action of Shareholders or otherwise except for cause and in no event without the affirmative vote of at least 80 percent of the voting power of the Shares of the Corporation then entitled to vote at an election of Directors (the “Voting Shares”), voting together as a single class.

Section 7.04 By-Laws. Except as otherwise expressly provided in these Articles or the Act, the By-laws of the Corporation may from time to time be altered, amended or repealed, or new By-laws may be adopted, by either (a) the Board by the affirmative vote of a majority of the total number of Directors at the time, or (b) the affirmative vote, at a meeting of the shareholders of the Corporation, of the holders of at least a majority of the voting power of the Voting Shares, voting together as a single class.

Section 7.05 Articles of Incorporation. From time to time any of the provisions of these Articles may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Indiana at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the Shareholders of the Corporation by its Articles of Incorporation are granted subject to the provisions of this Section 7.05. Notwithstanding anything contained in these Articles to the contrary, none of Article 7, Article 9 or the last sentence of Section 8.01 may be amended or repealed, and no provision inconsistent with this Article 7, Article 9 or the last sentence of Section 8.01 may be adopted, except by the affirmative vote of the holders of at least 80 percent of the voting power of the Voting Shares, voting together as a single class.

ARTICLE 8

PROVISIONS FOR REGULATIONS OF BUSINESS
AND CONDUCT OF AFFAIRS OF CORPORATION

Section 8.01 Meetings of Shareholders. Meetings of the Shareholders shall be held at such place, within or without the State of Indiana, as may be provided in the By-Laws or in the respective notices, or waivers of notice, thereof. In the absence of any such provision, all Shareholders’ meetings shall be held at the principal office of the Corporation. Special meetings of the Shareholders for any purpose or purposes shall be called only by the Board pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies.

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Section 8.02 Action by Directors. Meetings of the Board or any committee of the Board (a “Committee”) shall be held at such place, within or without the State of Indiana, as may be specified in the By-Laws or in the respective notices, or waivers of notice, thereof and shall be conducted in such manner as may be specified in the By-Laws or permitted by the Act. Any action required or permitted to be taken at any meeting of the Board or a Committee may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board or such Committee, and such written consent is filed with the minutes of the proceedings of the Board or such Committee.

Section 8.03 Board Committees. Unless the By-Laws otherwise provide, the Board may, by resolution adopted by a majority of the whole Board of Directors, designate from among its members one or more Committees, each of which shall, to the extent provided in the resolution or By-Laws and not prohibited by the Act and other applicable laws, have and exercise all of the authority of the Board in the management of the Corporation.

Section 8.04 Places of Keeping of Corporate Records. The Corporation shall keep at its principal office a copy of (i) these Articles, and all amendments thereto currently in effect; (ii) the ByLaws, and all amendments thereto currently in effect; (iii) minutes of all meetings of the Shareholders (“Shareholders Minutes”) for the prior three years; (iv) all written communications by the Corporation to the Shareholders, including the financial statements furnished by the Corporation to the Shareholders for the prior three years; (v) a list of the names and business addresses of the current Directors and the current officers of the Corporation (“Officers”); and (vi) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at its principal office, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in the By-Laws, (i) minutes of all meetings of the Board and of each Committee, and records of all actions taken by the Board and by each Committee without a meeting; (ii) appropriate accounting records of the Corporation; (iii) a record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of Shares, stating the number and class of Shares held by each Shareholder; and (iv) Shareholders Minutes for periods preceding the prior three years. All of the records of the Corporation described in this Section 8.04 (collectively, the “Corporate Records”) shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

Section 8.05 Limitation of Liability of Directors, Officers and Others.

(a) No Director, member of any Committee, member of another committee appointed by the Board (an “Appointed Committee”), Officer, employee or agent of the Corporation (collectively, “Corporate Person”) shall be liable for any loss or damage suffered on account of any action taken or omitted to be taken by such Corporate Person if, in taking or omitting to take any action causing such loss or damage, either (i) such Corporate Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (ii) such Corporate Person’s breach of or failure to act in accordance with the standards of conduct set forth in clause (i) above (the “Standards of Conduct”) did not constitute willful misconduct or recklessness.

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(b) Any Corporate Person shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (i) the Corporate Records, or (ii) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person’s professional or expert competence, (C) a Committee or an Appointed Committee, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such Committee or Appointed Committee merits confidence, or (D) the Board, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

(c) No repeal or modification of this Section 8.05, directly or by adoption of an inconsistent provision of these Articles, by the Shareholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this Section 8.05, would accrue or arise prior to such repeal or modification.

Section 8.06 Indemnification of Directors, Officers and Others. To the extent permitted by the Act and the By-Laws, the Corporation may:

(a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an “Action”), by reason of the fact that such person is or was a Corporate Person, or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (collectively, an “Authorized Capacity”) of or for another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity, whether or not organized or formed for profit (collectively, “Another Entity”), against expenses (including attorneys’ fees) (“Expenses”) and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Action;

(b) pay, in advance of the final disposition of an Action, the Expenses reasonably incurred in defending such action by a person who may be entitled to indemnification by the Corporation; and

(c) purchase and maintain insurance on behalf of any person who is or was a Corporate Person, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

The indemnification and advance of Expenses authorized by this Section 8.06 shall (i) not be deemed exclusive of any other rights to which a person may be entitled under any law, any resolution of the Board or the Shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all then outstanding Shares entitled to vote generally in the election of Directors, or the articles of incorporation, by-laws or other governing documents, or any resolution of or other authorization by the directors, shareholders, partners, trustees, members, owners or governing body, of Another Entity; (ii) inure to the benefit of the heirs, executors and administrators of such person; and (iii) continue as to any such person who has ceased to be a Corporate Person or to be serving in an Authorized Capacity of or for Another Entity.

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Section 8.07 Compensation of Directors. The Board is hereby specifically authorized, in and by the By-Laws, or by resolution duly adopted by the Board, to make provision for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director may also serve the Corporation in any other capacity and receive compensation therefor in any form.

Section 8.08 Direction of Purposes and Exercise of Powers by Directors. The Board, subject to any specific limitations or restrictions imposed by the Act or these Articles, shall direct the carrying out of the purposes and exercise the powers of the Corporation, without previous authorization or subsequent approval by the Shareholders.

ARTICLE 9

SHAREHOLDER VOTE REQUIRED FOR
BUSINESS COMBINATIONS

Section 9.01 Higher Vote for Business Combinations. In addition to any affirmative vote required by law, these Articles or the By-Laws of the Corporation, and except as otherwise expressly provided in Section 9.02, a Business Combination (as hereinafter defined) shall not be consummated without the affirmative vote of the holders of at least 80 percent of the Voting Shares, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

Section 9.02 When Higher Vote Is Not Required. The provisions of Section 9.01 shall not be applicable to a Business Combination if the conditions specified in either of the following paragraphs (a) or (b) are met.

(a) Approval by Continuing Directors. The Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the date on which the Interested Shareholder (as hereinafter defined) became an Interested Shareholder (the “Determination Date”).

(b) Price and Procedure Requirements. Each of the seven conditions specified in the following subparagraphs (i) through (vii) shall have been met:

(i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the “Consummation Date”) of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher amount determined under clauses (A) and (B) below (the requirements of this paragraph (b)(i) shall be applicable with respect to all shares of Common Stock outstanding, whether or not the Interested Shareholder has previously acquired any shares of the Common Stock): (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any shares of Common Stock acquired beneficially by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Morgan Guaranty Trust Company of New York (or of such other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; and (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

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(ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of outstanding Shares of any class or series, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest amount determined under clauses (A), (B) and (C) below (the requirements of this paragraph (b)(ii) shall be applicable with respect to all outstanding Shares of every class or series, other than the Common Stock, whether or not the Interested Shareholder has previously acquired any Shares of a particular class or series):

(A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any Shares of such class or series acquired beneficially by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Morgan Guaranty Trust Company of New York (or of such other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class or series of Shares from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Shares; and

(B) the Fair Market Value per share of such class or series of Shares on the Announcement Date or on the Determination Date, whichever is higher; and

(C) the highest preferential amount per share to which the holders of Shares of such class or series would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

(iii) The consideration to be received by holders of a particular class or series of outstanding Shares (including Common Stock) shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in its direct or indirect acquisition of beneficial ownership of Shares of such class or series. If the consideration so paid for Shares of any class or series varied as to form, the form of consideration for such class or series of Shares shall be either cash or the form used to acquire beneficial ownership of the largest number of Shares of such class or series previously acquired by the Interested Shareholder.

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(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, such Interested Shareholder shall not have become the beneficial owner of any additional Shares except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder’s percentage beneficial ownership of any class or series of Shares; and, except as approved by at least two-thirds of the Continuing Directors: (A) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Shares; (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); and (C) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a Shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all Shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by at least two-thirds of the Continuing Directors, the opinion of an investment banking firm selected for and on behalf of the Corporation by at least two-thirds of the Continuing Directors as to the fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding Shares other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined).

(vii) Such Interested Shareholder shall not have made any material change in the Corporation’s business or equity capital structure without the approval of at least two-thirds of the Continuing Directors.

Any Business Combination to which Section 9.01 shall not apply by reason of this Section 9.02 shall require only such affirmative vote as is required by law, any other provision of these Articles, the ByLaws of the Corporation or any agreement with any national securities exchange.

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Section 9.03 Certain Definitions. For the purposes of this Article 9:

(a) A “Business Combination” shall mean:

(i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value of $25,000,000 or more; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Shares, or any securities convertible into Shares or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(v) any agreement, contract, arrangement or other understanding providing for any one or more of the actions specified in clauses (i) through (iv) above.

(b) A “person” shall mean any individual, firm, corporation or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Shares.

(c) “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation, any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(i) is the beneficial owner of Voting Shares having 10 percent or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares; or

(ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Shares having 10 percent or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares; or

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(iii) is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

provided, however, that neither Meritor Automotive, Inc. nor Arvin Industries, Inc. shall be deemed an Interested Shareholder as a result of any ownership of Shares or otherwise prior to the mergers of such corporations with and into the Corporation.

(d) A person shall be a “beneficial owner” of any Shares:

(i) which such person or any Affiliate or Associate of such person beneficially owns, directly or indirectly; or

(ii) which such person or any Affiliate or Associate of such person has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares.

(e) For the purposes of determining whether a person is an Interested Shareholder pursuant to Section 9.03(c), the number of Shares deemed to be outstanding shall include shares deemed owned by the Interested Shareholder through application of Section 9.03(d) but shall not include any other Shares that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 7, 2000 (the term “registrant” in such Rule 12b-2 meaning in this case the Corporation).

(g) “Subsidiary” means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Section 9.03(c), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

(h) “Continuing Director” means any member of the Board who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed a Continuing Director by at least two-thirds of the Continuing Directors then members of the Board.

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(i) “Fair Market Value” means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by at least two-thirds of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by at least two-thirds of the Continuing Directors.

(j) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Sections 9.02(b)(i) and (ii) shall include the shares of Common Stock and/or the shares of any other class or series of Shares retained by the holders of such shares.

Section 9.04 Powers of Continuing Directors. Any determination as to compliance with this Article 9, including without limitation (a) whether a person is an Interested Shareholder, (b) the number of Shares or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the requirements of Section 9.02(b)(ii) have been met with respect to any Business Combination, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more shall be made only upon action by not less than two-thirds of the Continuing Directors of the Corporation; and the good faith determination of at least two-thirds of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 9.

Section 9.05 No Effect on Fiduciary Obligations. Nothing contained in this Article 9 shall be construed to relieve the Board or any Interested Shareholder from any fiduciary obligation imposed by law.

Section 9.06 Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-Laws of the Corporation), the affirmative vote of the holders of at least 80 percent of the voting power of the Voting Shares, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 9; provided, however, that the preceding provisions of this Section 9.06 shall not apply to any amendment to this Article 9, and such amendment shall require only such affirmative vote as is required by law and any other provisions of these Articles or the By-Laws of the Corporation, if such amendment shall have been approved by at least two-thirds of the members of the Board who are persons who would be eligible to serve as Continuing Directors.

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MERITOR, INC. 2135 W. MAPLE RD. TROY, MI 48084

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on January 23, 2019 for shares held directly and by 11:59 P.M. Eastern Time on January 22, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on January 23, 2019 for shares held directly and by 11:59 P.M. Eastern Time on January 22, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO REQUEST PAPER COPIES OF PROXY MATERIALS: If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before January 10, 2019 to facilitate timely delivery.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E53118-P15176	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERITOR, INC.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
Proposal 1 -	The election of directors - nominees for a term expiring in 2022:
Nominees:
	01)	Ivor J. Evans
	02)	William R. Newlin
	03)	Thomas L. Pajonas
Vote on Proposals
The Board of Directors recommends that you vote FOR the following proposals:			For	Against	Abstain
Proposal 2 -	To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement;		☐	☐	☐

Proposal 3 -	To consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Company;		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
Proposal 4 -	To consider and vote upon amendments to the Company's Amended and Restated Articles of Incorporation to declassify the Board of Directors;	☐	☐	☐

Proposal 5 -	To consider and vote upon amendments to the Company's Amended and Restated Articles of Incorporation to allow shareholders to amend the Company's Amended and Restated By-Laws;	☐	☐	☐

Proposal 6 -	To transact such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MERITOR, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 24, 2019.

The Annual Meeting of Shareholders will be held on Thursday, January 24, 2019, at 9:30 a.m., at The Westin Detroit Metropolitan Airport, 2501 World Gateway Place, Detroit, Michigan 48242.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request printed copies. The items to be voted on are provided on the reverse side of this notice.

This communication presents only a brief overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E53119-P15176

MERITOR, INC.

PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DIRECTION CARD TO T. ROWE PRICE TRUST COMPANY, DIRECTED TRUSTEE

The undersigned hereby appoints Rhonda L. Brooks, William R. Newlin and Lloyd G. Trotter, jointly and severally, proxies, with full power of substitution, to vote shares of common stock of the Company owned of record by the undersigned and which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held at The Westin Detroit Metropolitan Airport, 2501 World Gateway Place, Detroit, MI 48242, on January 24, 2019 or any adjournment thereof, as specified on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides directions to T. Rowe Price Trust Company, Directed Trustee, to vote shares of common stock of the Company allocated, respectively, to accounts of the undersigned under the Meritor, Inc. Savings Plan and the Meritor, Inc. Hourly Employees Savings Plan, and which are entitled to be voted, at the aforesaid Annual Meeting or any adjournment thereof, as specified on the reverse side of this card.

Where a vote is not specified:

●

The proxies will vote all such shares owned of record FOR the election of directors and FOR proposals (2), (3), (4) and (5) and will vote as they deem proper on such other matters as may properly come before the meeting; and

●

T. Rowe Price Trust Company, as Directed Trustee, will vote all such shares allocated to the Meritor, Inc. Savings Plan and Hourly Employees Savings Plan accounts of the undersigned on proposals (1), (2), (3), (4) and (5) in the same manner and proportion as shares for which voting instructions are received.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope